UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Preliminary Information Statement
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FEDERATED HERMES, INC.
(Name of Registrant As Specified in Its Charter)

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FEDERATED HERMES, INC.
1001 Liberty Avenue
Pittsburgh, Pennsylvania 15222-3779

INFORMATION STATEMENT
March 13, 2025

INTRODUCTION
This Information Statement is furnished to the shareholders (the Shareholders) of Federated Hermes, Inc. (including its consolidated subsidiaries, “Federated Hermes,” the “Company,” "we," "us," or "our") by the Company's Board of Directors (the Board) in connection with the Annual Meeting of the Shareholders that will take place by teleconference at 4:00 p.m. Eastern Time on Thursday, April 24, 2025 (the Annual Meeting). Shareholders interested in joining the Annual Meeting should do so by calling 888-506-0062 (domestic) or 973-528-0011 (international). The Company invites Shareholders to submit questions in advance by sending questions to Investors@FederatedHermes.com.
Questions pertinent to items to be considered at the Annual Meeting and Federated Hermes' business, results of operations, financial condition or business plans will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, are not pertinent to the Annual Meeting and therefore will not be answered. If the Company receives substantially similar questions, the Company may group such questions together and provide a single response to avoid repetition.
Action will be taken at the Annual Meeting for: (i) the election of directors; and (ii) any other business that properly comes before the Annual Meeting.
Federated Hermes has shares of both Class A Common Stock, no par value per share (the Class A Common Stock), and Class B Common Stock, no par value per share (the Class B Common Stock), issued and outstanding. The Class B Common Stock is listed on the New York Stock Exchange (NYSE) under the symbol “FHI”. Except under certain limited circumstances, the entire voting power of Federated Hermes is vested in the holder of the outstanding shares of the Class A Common Stock. All of the outstanding shares of Class A Common Stock are held by a Voting Shares Irrevocable Trust, dated May 31, 1989 (the Voting Trust), and will be voted at the Annual Meeting. Accordingly, Federated Hermes is not soliciting proxies for the Annual Meeting, but is providing this Information Statement to its Shareholders in accordance with Rule 14c-2 (17 C.F.R. §240.14c-2) under the Securities Exchange Act of 1934, as amended (the Exchange Act).
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
This Information Statement is first being mailed and/or furnished to the Shareholders on or about March 13, 2025. Federated Hermes’ 2024 Annual Report to Shareholders (the 2024 Annual Report) accompanies this Information Statement.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE 2024 ANNUAL REPORT AND INFORMATION STATEMENT FOR THE SHAREHOLDER MEETING TO BE HELD ON APRIL 24, 2025.
THIS INFORMATION STATEMENT AND THE 2024 ANNUAL REPORT ARE AVAILABLE AT https://www.FederatedHermes.com/us/about/investor-relations/annual-report.do. Go to the “2024” heading and click on “Information Statement.”

VOTING SECURITIES
Except under certain limited circumstances, the entire voting power of Federated Hermes is vested in the holder of the outstanding shares of the Class A Common Stock. All of the outstanding shares of Class A Common Stock are held by the Voting Trust and will be voted at the Annual Meeting. Only the holder of record of Class A Common Stock at the close of business on February 24, 2025 (the record date for the Annual Meeting) will be entitled to vote at the Annual Meeting or any adjournment or adjournments thereof. On the record date, 9,000 shares of Class A Common Stock were outstanding, all of which were held by the Voting Trust, for the benefit of certain members of the Donahue family. The three trustees of the Voting Trust are J. Christopher Donahue, Federated Hermes’ President and Chief Executive Officer and Chairman of the Board, Thomas R. Donahue, Federated Hermes’ Vice President, Treasurer, and Chief Financial Officer, and a member of the Board, and Ann C. Donahue, the wife of J. Christopher Donahue. Accordingly, Federated Hermes qualifies as a “controlled company” under Section 303A of the New York Stock Exchange Listed Company Manual (the NYSE Rules) and qualifies for, and relies upon, certain exemptions available to controlled companies under the NYSE Rules. A “controlled company” is not required to comply with certain requirements of the NYSE Rules, such as the requirements of NYSE Rules 303A.01 (requiring a majority of independent directors), 303A.04 (requiring a nominating committee consisting entirely of independent directors) and 303A.05 (requiring a compensation committee consisting entirely of independent directors).
The presence of the holder of the Class A Common Stock, constituting all of the votes that all Shareholders are entitled to cast on the election of directors, will constitute a quorum for the transaction of business at the Annual Meeting. Any business transacted at the Annual Meeting shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all Shareholders entitled to vote thereon. Under the terms of the Voting Trust, the trustees are authorized to vote the shares owned by the Voting Trust, and, as a result, all of the outstanding shares of Class A Common Stock will be voted in person at the Annual Meeting. Each share of Class A Common Stock is entitled to one vote. Directors will be elected by a plurality of the votes cast meaning the six nominees who receive the greatest number of “FOR” votes will be elected. Cumulative voting is not allowed. The trustees of the Voting Trust have advised Federated Hermes that they intend to vote in favor of all the directors nominated by the Board.
Under Federated Hermes’ Restated Articles of Incorporation, the Class A Common Stock of Federated Hermes is not entitled to an economic premium over the Class B Common Stock of Federated Hermes, including in connection with (1) distributions and dividends, and (2) a “Company Sale” (which includes (a) an acquisition of Federated Hermes by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or stock purchase), and (b) a sale of all or substantially all of the assets of Federated Hermes). Specifically, the Class A Common Stock and Class B Common Stock of Federated Hermes currently have equal rights to dividends and distributions, when declared, whether in cash or stock, and shall receive the same amount of consideration per share, notwithstanding any differences in voting rights, in the event of a purchase of Federated Hermes by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, consolidation or stock purchase) or a sale of all or substantially all of the assets of Federated Hermes.

BOARD OF DIRECTORS AND ELECTION OF DIRECTORS
The Board currently consists of six members. The current directors of Federated Hermes are: Messrs. Joseph C. Bartolacci, J. Christopher Donahue, Thomas R. Donahue, and John B. Fisher, and Mses. Karen L. Hanlon and Marie Milie Jones. Under Federated Hermes’ bylaws, directors are elected at each annual meeting and each director holds office until the expiration of the term of one year for which he or she was elected and until a successor is elected and qualified.
The Board has nominated Messrs. Joseph C. Bartolacci, J. Christopher Donahue, Thomas R. Donahue, and John B. Fisher, and Mses. Karen L. Hanlon and Marie Milie Jones, for election as directors. All of the nominees currently serve as members of the Board.

Joseph C. Bartolacci Age 64
Mr. Joseph C. Bartolacci was appointed to the Board in October 2016. Since 2006, Mr. Joseph C. Bartolacci has served as Chief Executive Officer of Matthews International Corporation (Matthews), a publicly traded provider of brand solutions, memorialization products and industrial products. He also serves as President of Matthews. From 2005 to 2006, he was President and Chief Operating Officer of Matthews. Since 2005, Mr. Joseph C. Bartolacci also has served as a member of the Board of Directors of Matthews. Prior to 2005, he held various positions within Matthews, including: President, Casket Division; Executive Vice President of Matthews; President, Matthews Europe; President, Caggiati, S.p.A. (a wholly-owned subsidiary of Matthews); and General Counsel of Matthews. He also serves on the Matthews Pension Board and the boards of various subsidiaries of Matthews. Mr. Joseph C. Bartolacci also previously served on the Boards of Directors of Saint Vincent College and the Carnegie Science Center and on the Citizens Bank Mid-Atlantic Regional Advisory Board.
In determining that Mr. Joseph C. Bartolacci should serve as a director of Federated Hermes, the Board identified his background in accounting (B.A., Accounting, Saint Vincent College, and past experience as a Certified Public Accountant), his experience as a lawyer in private practice at Reed Smith LLP and as General Counsel of Matthews, his business and senior management experience at Matthews, and his experience serving as a board member of Matthews.

J. Christopher Donahue Age 75
Mr. J. Christopher Donahue has served as director, President and Chief Executive Officer of Federated Hermes since 1998 and was elected as Chairman of Federated Hermes effective April 2016. He also serves as a director, trustee or officer of various Federated Hermes subsidiaries. He is President of 28 investment companies managed by subsidiaries of Federated Hermes. He is also director or trustee of 31 investment companies managed by subsidiaries of Federated Hermes. Mr. J. Christopher Donahue is the brother of Mr. Thomas R. Donahue who serves as Vice President, Treasurer, Chief Financial Officer and director of Federated Hermes.
In determining that Mr. J. Christopher Donahue should serve as a director of Federated Hermes, the Board identified his wealth of knowledge of Federated Hermes and its subsidiaries as Chief Executive Officer of the Company, his legal background, his knowledge of the investment management industry and his general executive management experience.

Thomas R. Donahue Age 66
Mr. Thomas R. Donahue has served as Vice President, Treasurer and Chief Financial Officer of Federated Hermes since 1998. Mr. Thomas R. Donahue previously served as a member of the Board from May 1998 to April 2004 and was re-elected to the Board in April 2016. He also serves as an Assistant Secretary of Federated Hermes and he is President of FII Holdings, Inc., a wholly-owned subsidiary of Federated Hermes. He serves as a director of Federated Hermes Limited. Mr. Thomas R. Donahue also serves as a director, trustee or officer of various other Federated Hermes subsidiaries. He is also director or trustee of seven investment companies managed by subsidiaries of Federated Hermes. Mr. Thomas R. Donahue is the brother of Mr. J. Christopher Donahue who serves as President, Chief Executive Officer, Chairman and director of Federated Hermes.
In determining that Mr. Thomas R. Donahue should serve as a director of Federated Hermes, the Board identified his wealth of knowledge of Federated Hermes and its subsidiaries as Chief Financial Officer of the Company, his corporate finance background, his knowledge of the investment management industry, his service on several other boards of directors, and his general executive management experience.

John B. Fisher Age 68
Mr. John B. Fisher has served as Vice President of Federated Hermes since 1998. Mr. John B. Fisher previously served as a member of the Board from May 1998 to April 2004 and was re-elected to the Board in April 2016. He has also been President and Chief Executive Officer of the Federated Hermes U.S.-based advisory companies since 2006 and serves as a board member for each of these subsidiaries, all of which are wholly-owned by Federated Hermes. He also serves as a director, trustee or officer of certain other Federated Hermes subsidiaries. Prior to 2006, he served as the President of the Institutional Sales Division of Federated Securities Corp., a wholly-owned subsidiary of Federated Hermes. Mr. John B. Fisher is President of three, and director or trustee of 24, investment companies managed by subsidiaries of Federated Hermes.
In determining that Mr. John B. Fisher should serve as a director of Federated Hermes, the Board identified his wealth of knowledge of Federated Hermes and its subsidiaries as a Vice President of the Company, his financial, sales and investment background, his knowledge of the investment management industry, and his general executive management experience.

Karen L. Hanlon Age 54
Ms. Karen L. Hanlon was elected to the Board in April 2024. Since 2018, Ms. Hanlon has served as Executive Vice President and Chief Operating Officer of Highmark Health, a national, blended health organization that includes one of the United States’ largest Blue Cross Blue Shield insurers and regional hospitals and physician networks. From 2014 to 2018, she was Executive Vice President, Chief Financial Officer, and Treasurer of Highmark Health. From 1997 to 2014, Ms. Hanlon held several positions within the finance division of Highmark Health. She also serves on the Boards of Directors of various organizations including the Allegheny Conference on Community Development, Highmark Inc., Penn State Health (Chair of the Audit Committee), Highmark Wholecare (Chairperson) and enGen (Chairperson). Ms. Hanlon also serves as a Distribution Committee Member of The McCune Foundation.
In determining that Ms. Karen L. Hanlon should serve as a director of Federated Hermes, the Board identified her background in accounting (B.A., Accounting, Grove City College), her past experience as a Certified Public Accountant with KPMG Peat Marwick prior to joining Highmark Health in 1997, her business and senior management experience at Highmark Health, and her experience serving as a Board member of multiple organizations.

Marie Milie Jones Age 62
Ms. Marie Milie Jones was elected to the Board in April 2014 and serves as the Lead Independent Director. Since June 2011, she has been a founding partner of JonesPassodelis PLLC, a law firm that concentrates in, among other areas, civil rights and employment law, commercial litigation, and professional liability law. In addition, from 1987 until June 2011, Ms. Marie Milie Jones practiced law at Meyer, Darragh, Buckler, Bebeneck & Eck P.L.L.C., where she was elected partner in 1993 and managing partner in 1998.
In determining that Ms. Marie Milie Jones should serve as a director of Federated Hermes, the Board identified her extensive legal and management experience as a law firm partner, managing partner and founding partner, as well as her 14 years of experience serving as a board member for Duquesne University, where she was Chairperson of the Board from 2009 until her service on the board concluded in July 2017, and her service on St. Vincent’s Seminary Board of Regents.

Only the number of nominees named above (six) are eligible for election at the Annual Meeting.
The Board has determined that Mr. Joseph C. Bartolacci and Mses. Karen L. Hanlon and Marie Milie Jones, are “independent” as defined by the NYSE Rules. In making this determination, the Board considered all relevant facts and circumstances. Any relationship involving a director that complies with the independence standards set forth in the NYSE Rules and is not otherwise determined to be a Related Person Transaction (as defined in Federated Hermes' Related Party Transaction Approval Policy, which is discussed below under "Related Person Transactions" (the RPT Policy)) is deemed to be an immaterial relationship not requiring consideration by the Board in assessing independence. The Board has determined that none of Mr. Joseph C. Bartolacci or Mses. Karen L. Hanlon and Marie Milie Jones, has any relationship with Federated Hermes that impacts their independence.
Under the NYSE Rules, Federated Hermes is not required to have a majority of independent directors because it is considered a “controlled company” for purposes of these rules.
Meetings and Committees of the Board
In 2024, the Board met on six occasions. The Board has an Audit Committee, Compensation Committee and Compliance Committee. The Board does not have a Nominating Committee; the Board as a whole performs this function. During 2024, all directors attended at least seventy-five percent of the aggregate of the total number of meetings of the Board and the committees on which they served for the time period when they were members of the Board.
Compliance Committee
The Compliance Committee, which operates pursuant to a written charter, currently consists of Mr. Joseph C. Bartolacci and Mses. Karen L. Hanlon and Marie Milie Jones. Ms. Jones is the Chair of the Compliance Committee. The Compliance Committee has been established by Federated Hermes’ Board to assist the Board and Federated Hermes’ Chief Compliance Officer (CCO) to oversee compliance by the Company and its employees with legal, regulatory and contractual requirements and Company policies and procedures. The Compliance Committee is responsible for overseeing the development and promulgation of compliance policies and programs, and oversees all company compliance activities, enhancing compliance efforts where necessary and appropriate and reporting to the Board as requested on the status of compliance efforts. The Compliance Committee also receives quarterly reports from Federated Hermes’ Chief Risk Officer (CRO) on investment, business and other risks facing the Company. In 2024, the Compliance Committee met four times.
Audit Committee
The Audit Committee currently consists of Mr. Joseph C. Bartolacci and Mses. Karen L. Hanlon and Marie Milie Jones. None of the foregoing individuals is a current or former officer or employee of Federated Hermes. Ms. Hanlon is Chair of the Audit Committee. The Board has adopted a written charter for the Audit Committee. The Board has determined that the members of the Audit Committee are “independent” as defined by the NYSE Rules applicable to Audit Committee members.
The Audit Committee is responsible for monitoring the integrity of the financial statements of Federated Hermes, the independent registered public accounting firm’s qualifications and independence, the performance of Federated Hermes’ internal audit function and independent registered public accounting firm, and Federated

Hermes’ compliance with related applicable legal and regulatory requirements. The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm and is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm. In performing its responsibilities, the Audit Committee reviews the audit plans of Federated Hermes’ internal auditors and the independent registered public accounting firm and monitors their progress during the year. Under the Company’s RPT Policy, the Audit Committee is responsible for reviewing and making determinations regarding related party transactions involving Federated Hermes, except for related party transactions that involve the compensation of a related party who is an employee of Federated Hermes. The Audit Committee also oversees the Company’s risk assessment and management policies with respect to financial risk, cybersecurity, data, artificial intelligence, and business continuity. The Audit Committee receives regular periodic cybersecurity, data, artificial intelligence, and business continuity updates from Federated Hermes’ Chief Information Officer (CIO). In discharging its responsibilities, the Audit Committee is entitled to rely upon the reports, findings and representations of Federated Hermes’ internal auditors, independent registered public accounting firm, legal counsel and responsible officers. In 2024, the Audit Committee met on five occasions.
The Board has determined that each of Mr. Joseph C. Bartolacci and Mses. Karen L. Hanlon and Marie Milie Jones, are audit committee financial experts as defined under federal securities laws.
Audit Committee Report
The Audit Committee oversees Federated Hermes’ financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. Management assessed the effectiveness of Federated Hermes’ internal control over financial reporting as of December 31, 2024, in relation to criteria for effective internal control over financial reporting as described in Internal Control – Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework). In fulfilling its oversight responsibilities, the Audit Committee has met to review and discuss the audited financial statements in the 2024 Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity and completeness of disclosures in the financial statements.
The Audit Committee has reviewed and discussed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Federated Hermes’ accounting principles as applied to the audited financial statements and such other matters as are required to be discussed with the Audit Committee under standards of the Public Company Accounting Oversight Board (United States) (PCAOB) and the Securities and Exchange Commission (SEC). The Audit Committee also discussed with Federated Hermes' independent registered public accounting firm the critical audit matter identified by the firm concerning valuation of an indefinite-lived intangible asset. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by Rule 3526 of the PCAOB, Communication with Audit Committees Concerning Independence, relating to the independent registered public accounting firm’s communications with the Audit Committee concerning independence from management and Federated Hermes, and has discussed with the independent registered public accounting firm their independence. The Audit Committee has considered whether the provisions of non-audit services by the independent registered public accounting firm are compatible with maintaining their independence.
The Audit Committee discussed with Federated Hermes’ internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of Federated Hermes’ internal controls, and the overall quality of Federated Hermes’ financial reporting.
The Audit Committee considered the quality of the audit services provided by the independent registered public accounting firm, the experience and tenure at the firm as the Company’s independent registered public accounting firm, and the amount of audit and related audit fees and non-audit fees. The Audit Committee considered the audit partner selected to lead the independent registered public accounting firm with respect to the provision of audit services to the Company. The Audit Committee considered the potential impact of changing the independent registered public accounting firm. The Audit Committee also considered the independent registered public accounting firm’s commitment to quality and innovation, and their industry knowledge and experience in deciding to retain the independent registered public accounting firm.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC. The Audit Committee also selected Ernst & Young LLP as Federated Hermes’ independent registered public accounting firm for the fiscal year ending December 31, 2025.
Respectfully Submitted:
Karen L. Hanlon, Audit Committee Chair
Joseph C. Bartolacci, Audit Committee Member
Marie Milie Jones, Audit Committee Member
Compensation Committee
The Compensation Committee, which operates pursuant to a written charter, consists of Mr. Joseph C. Bartolacci and Mses. Karen L. Hanlon and Marie Milie Jones. Mr. Bartolacci is Chair of the Compensation Committee. The Compensation Committee considers performance measures and their achievement, recommends and approves compensation levels of executive officers, awards share-based compensation, works with senior management on benefit and compensation programs for Federated Hermes’ employees, and monitors local and national compensation trends to ensure that Federated Hermes’ compensation program is competitive within the investment management industry. Under the Company’s RPT Policy, the Compensation Committee reviews and makes determinations regarding any related party transactions involving Federated Hermes that involve the compensation of a related party who is an employee of Federated Hermes. As part of its charter, the Compensation Committee also is required to periodically receive from, and review and discuss with, Federated Hermes’ management periodic reports on Federated Hermes’ diversity and inclusion strategy and its compensation practices, including an annual pay equity analysis. Federated Hermes’ compensation programs are designed to attract, retain and incentivize talented and qualified individuals without regard to: race, color, national origin, religion, sex, pregnancy, sexual orientation, gender identity or expression, mental or physical disability, age, familial or marital status, ancestry, military status, veteran status, or genetic information, as well as any other prohibited criteria under law applicable to Federated Hermes. Federated Hermes endeavors to reward individual contribution, as demonstrated by the delivery of long-term continuing results. Federated Hermes’ compensation programs are also designed to align the interests of its officers and employees with its business strategy, values and objectives, including the interests of its Shareholders, clients and customers (collectively, as applicable, and including intermediaries, "customers"), and other stakeholders, while affording the business the opportunity to grow. Federated Hermes recognizes that a diverse and inclusive workplace benefits employees and supports stronger long-term business performance. The Compensation Committee also is responsible for administering the Company's Incentive Compensation Recovery Policy (Recovery Policy), which was adopted by the Company in October 2023 as required by NYSE Rules.
The Compensation Committee serves as the Board Committee that administers the Federated Hermes, Inc. Stock Incentive Plan, as amended (Stock Incentive Plan). On October 25, 2018, the Compensation Committee, pursuant to the terms of the Stock Incentive Plan, adopted a UK Sub-Plan to the Stock Incentive Plan (as amended, UK Sub-Plan), to allow the Compensation Committee to grant awards of restricted stock to Federated Hermes Limited (FHL) employees. The Compensation Committee has delegated its full power and authority under the Stock Incentive Plan and UK Sub-Plan to the Chief Executive Officer with respect to all employees other than those subject to Section 16 of the Exchange Act. The Compensation Committee also has delegated its full power and authority under the Stock Incentive Plan and UK Sub-Plan to the Chief Executive Officer of FHL, and the trustee of an employee benefit trust created for the benefit of FHL’s management and key employees, with respect to FHL employees who are not subject to Section 16 of the Exchange Act. Currently, the following persons are subject to Section 16 of the Exchange Act: Messrs. J. Christopher Donahue, Thomas R. Donahue, John B. Fisher, Peter J. Germain, Richard A. Novak, Saker A. Nusseibeh, Paul A. Uhlman, Stephen P. Van Meter, and Theodore W. Zierden III, and Ms. Dolores D. Dudiak, as well as the non-employee or independent members of the Board. In 2024, the Compensation Committee met on three occasions.
As members of the Compensation Committee, Mr. Joseph C. Bartolacci, and Mses. Karen L. Hanlon and Marie Milie Jones, have been determined by the Board to be non-employee directors as defined in Rule 16b-3 of the Exchange Act.

Incentive Compensation Recovery Policy
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act) added Section 10D to the Exchange Act which required the SEC to direct the national securities exchanges, including the NYSE, to prohibit the listing of securities of issuers that do not develop and implement a policy for the recovery of incentive compensation that was awarded based on financial results that are later restated. In October 2022, the SEC issued final rules implementing the Dodd-Frank Act requirements by mandating that the national securities exchanges adopt listing standards requiring listed companies to implement, disclose and, with certain exceptions, enforce an incentive compensation recovery policy to attempt to recover excess incentive-based compensation that executive officers received based on financial results that are later restated. Thereafter, the NYSE submitted proposed listing standards to the SEC, which were approved by the SEC in June 2023.
In October 2023, the Company adopted the Recovery Policy, as required by the NYSE Rules. The Recovery Policy, which is tailored to the requirements of the NYSE Rules, contains the following key features: (1) it requires Federated Hermes to attempt to recover incentive compensation paid to executive officers that was awarded based on financial results that are later restated to the extent the Recovery Policy applies (subject to certain exceptions); (2) it applies to compensation paid to current or former executive officers; and (3) it contains a three-year look-back period; when there is a restatement, Federated Hermes is required to attempt to recover any erroneously awarded compensation that was awarded during the prior three years. The Compensation Committee is responsible for administering the Recovery Policy.
Compensation Risk
The Compensation Committee collaborates with Federated Hermes’ management in reviewing the material terms of Federated Hermes’ compensation policies and programs for all employees and evaluates the intended behaviors each is designed to incent to ensure that such policies and programs do not encourage excessive risk-taking that could result in a material, adverse impact to the Company. For 2024, this review included a review of the compensation policies and programs for Federated Hermes’ employees, including those employed by FHL. The Compensation Committee believes that Federated Hermes’ compensation policies and programs do not give rise to risks reasonably likely to have a material adverse effect on the Company.
Employee, Officer and Director Hedging and Insider Trading Policies and Procedures
Federated Hermes’ Policy on Trading and Confidentiality, as amended (the Trading Policy), imposes certain restrictions on, and requirements for, among other things, hedging transactions designed to offset a decrease in the market value of the Company’s issued and outstanding equity securities granted as part of compensation or held directly or indirectly. The Trading Policy applies to “Federated Hermes Personnel” which includes: (1) all directors, officers and employees of the Company; (2) those contractors and other outside professionals determined by the Company’s Compliance Department to be subject to the Trading Policy due to the nature of their job activities; and (3) the spouses, minor children and other household members of the persons described in (1) and (2) above. Under the Trading Policy, Federated Hermes Personnel that are subject to Section 16 of the Exchange Act are referred to as “Directors” and “Senior Officers”.
Under the Trading Policy, Federated Hermes Personnel are prohibited from:
(1)Short-selling Company securities, including, without limitation, selling Company securities short “against the box” (with no exceptions);
(2)Purchasing Company securities on margin without prior written approval by the Company’s Compliance Department (which may impose restrictions on such purchases); and
(3)Except for options issued directly by the Company to a Director, Senior Officer, or employee, buying or selling, directly or indirectly, any derivative security, including put options and call options, the underlying basis of which is any Company security, subject to the following limited exception:
(a)A limited exception to this restriction is available, upon approval by the Company’s Compliance Department, for derivative transactions involving up to 25% of a person’s beneficial interest in Company securities, where such transactions are: (i) entered into for diversification purposes; (ii) result in the disposition of the underlying securities (although the transaction may permit cash settlement in lieu of security settlement); and (iii) the term of the transaction is for a period of no less than one year. For example, this limited exception can be used to permit a Director or Senior Officer to diversify their holdings in the Company by investing in an exchange fund by contributing Class B Common Stock of the Company to the fund in exchange for units of the fund, which holds a diversified pool of securities. Before approving the transaction, the Company’s Compliance Department is required to: (i) notify senior management of the particulars of the transaction; (ii) review the details of the transaction (including all paperwork that will be entered into among the parties to the transaction); and (iii) notify senior management of its decision.
Federated Hermes Personnel also are subject to the Trading Policy’s general restrictions on insider trading (i.e., trading based on material non-public information (or inside information)), and trading during restricted (or blackout or closed) periods. The Trading Policy also provides that Federated Hermes Personnel should use standing orders (i.e., orders placed with a broker to buy or sell securities at a pre-designated price that leave the Federated Hermes Personnel no control over the timing of the transaction) sparingly and the Trading Policy requires Federated Hermes Personnel to rescind standing orders so that they are not operative during restricted (or blackout or closed) periods. The Trading Policy also prohibits Federated Hermes Personnel from adopting a Rule 10b5-1 trading plan with respect to Federated Hermes securities without the prior consent of the Compliance Department.
Under the Trading Policy, Directors and Senior Officers, and their spouses, minor children and other members of their households, are required to obtain approval before trading or effecting any change in beneficial ownership in Company securities, whether for their own benefit or on behalf of another person or entity. Under the Trading Policy, Directors and Senior Officers who purchase Company securities also are required to hold such securities for a minimum of six months from the date of purchase, unless the security is subject to a forced sale (e.g., as a consequence of a merger or acquisition of the Company) or unless the Director or Senior Officer obtains the express prior written consent of the Company’s Compliance Department prior to the transaction. Directors and Senior Officers who receive such express prior permission to effect a short-term or “short-swing” sale remain subject to the requirement that any profits that they derive from the short-swing sale will need to be disgorged to the Company pursuant to Section 16(b) of the Exchange Act.
Federated Hermes believes the Trading Policy, which is filed as an exhibit to the Federated Hermes' Annual Report on Form 10-K for the fiscal year ended December 31, 2024, is reasonably designed to promote compliance with insider trading rules, laws and regulations, and any listing standards of the NYSE applicable to Federated Hermes.
Federated Hermes also has implemented processes for the Company that are reasonably designed to promote compliance with insider trading rules, laws and regulations, and any listing standards of the NYSE applicable to Federated Hermes.
Corporate Governance
To address corporate governance matters and communicate its business standards, Federated Hermes has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics applies to directors, officers and employees of Federated Hermes. Copies of these materials, as well as Charters for the Audit, Compensation, and Compliance Committees, are available on Federated Hermes’ website at FederatedHermes.com by first clicking on "For investors in North America" and then “About” followed by “Corporate Governance.” The information contained on, or accessible through, our website is not part of, or incorporated by reference in, this Information Statement. The information is also available in print upon written request.
Under Federated Hermes’ policies, the directors are expected to attend the Annual Meeting. All of the directors on the Board at the time of the 2024 Annual Meeting attended the 2024 Annual Meeting.
Communications with the Board
Independent members of the Board have regularly scheduled executive sessions without management participation. Ms. Jones presides over these meetings. In order that Shareholders and other interested parties may make their concerns known to the non-employee or independent directors as well as to the Audit Committee, Compliance Committee, and the full Board, the Board has established a telephone messaging system and an internet-based anonymous incident reporting system. All messages will be forwarded to and reviewed by Federated Hermes’

CCO, who will prepare a summary of such communications for the non-employee or independent directors, the Audit Committee, the Compliance Committee, or the full Board, as appropriate. Information concerning the use of the messaging system and the reporting system can be obtained on Federated Hermes’ website at FederatedHermes.com by first clicking on "For investors in North America" and then “About” followed by “Corporate Governance.” The information contained on, or accessible through, Federated Hermes’ website is not part of, or incorporated by reference in, this Information Statement.
Board Leadership Structure
In 2024, Mr. J. Christopher Donahue was re-elected, and continues to serve, as President and Chief Executive Officer, and Chairman, of the Company. The Board does not have a policy with respect to whether the Chairman should be a non-employee or independent director, an affiliated director or a member of Company management. The Company’s policy as to whether the role of Chief Executive Officer and Chairman should be separate is to adopt the practice that the Board believes best serves the Company’s and Shareholders’ interests at any particular time. Currently, the Board believes that, given Mr. J. Christopher Donahue’s knowledge, experience and strategic vision, and the evolving investment management industry, combining the roles of Chairman, President and Chief Executive Officer best serves the interests of the Company and its Shareholders. Additionally, the Board has currently designated Ms. Marie Milie Jones as Lead Independent Director. In that capacity, she chairs all executive sessions of the non-employee or independent directors and serves as a liaison between the non-employee or independent directors and management. The Board believes this leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the non-employee or independent directors.
Risk Oversight
The Board has oversight responsibility for risk management, focusing on significant risks facing Federated Hermes, including investment, business, operational, financial, legal, cybersecurity, business continuity, data, artificial intelligence, compliance and macro-economic risks. The Board and its committees work closely with management to monitor risk and it is management’s responsibility to manage risk and bring to the Board’s attention material risks to the Company. The Board has delegated responsibility to certain Board committees for the oversight of specific risks as follows:
The Compliance Committee is responsible for monitoring and reviewing significant investment, business, legal, compliance and regulatory matters involving Federated Hermes. It accomplishes this by receiving regular reports from Federated Hermes’ CCO and CRO, and meeting in executive sessions with these individuals as necessary.
The Audit Committee is responsible for monitoring and reviewing Federated Hermes’ policies and procedures relating to the financial reporting process, including the internal control process. It also monitors the Company’s internal audit function, the work performed by the independent registered public accounting firm and the Company’s compliance with related applicable legal and regulatory requirements. The Audit Committee also oversees Federated Hermes’ financial risk, cybersecurity, business continuity, data, and artificial intelligence risks/events and practices, measures, training and other efforts, and receives periodic (e.g., generally quarterly or more frequently when circumstances warrant) reports on such topics from Federated Hermes’ CIO. It accomplishes these tasks by receiving regular reports from Federated Hermes’ Chief Audit Executive (CAE), as well as from Federated Hermes’ management and independent registered public accounting firm. It also meets in regular executive sessions with the CAE and the independent registered public accounting firm.
In addition, the Board as a whole receives regular reports on significant legal and regulatory matters from Federated Hermes’ Chief Legal Officer (CLO).
Federated Hermes maintains several departments which focus on risk assessment and mitigation. It maintains an Enterprise Wide Risk Management department (Risk Management) headed by the CRO. The CRO chairs the Enterprise Wide Risk Management Committee which includes department heads from across Federated Hermes, including FHL’s Head of Risk, and implements the processes established to report and monitor material risks to the Company. The CRO reports directly to the Compliance Committee of the Board on a quarterly basis and the full Board as appropriate. The CRO reports to the Compliance Committee on significant enterprise risks such as regulatory, compliance and business risks as well as top investment-related risks that could impact the investment products and strategies managed by, and services offered by, Federated Hermes’ subsidiaries (such products, strategies, and services, collectively, as applicable, offerings). The CRO also provides the Compliance Committee with regular updates on enterprise risk initiatives being conducted by Risk Management. With integration efforts increasingly maturing, risk reports provided to the Compliance Committee represent FHI and FHL enterprise risks.
Federated Hermes also maintains a Compliance Department headed by the CCO. The function of the Compliance Department and the role of the CCO are intended to operate in a manner consistent with Rule 38a-1 under the Investment Company Act of 1940 and Rule 206(4)-7 of the Investment Advisers Act of 1940, respectively. FHL’s Chief Regulatory Officer, Chief Compliance Officer and Head of Financial Crime Compliance perform similar functions at FHL and provide information to Federated Hermes’ CCO on compliance matters. The Compliance Department’s primary responsibility is to assure that compliance and ethical standards are in place within Federated Hermes and that policies and procedures have been adopted and implemented that are reasonably designed to prevent violations of federal securities laws and regulations (and similar applicable laws in non-U.S. jurisdictions). The CCO, like the CRO, reports directly to the Compliance Committee on significant compliance issues and initiatives on a quarterly basis and the full Board as appropriate.
Federated Hermes also maintains an Internal Audit Department headed by the CAE. The function of the Internal Audit Department is to provide an internal assessment of business processes, including assessments of Federated Hermes’ internal controls over the financial reporting process. It also provides consulting services to Federated Hermes business units to better allow such units to assess and monitor risk relating to their business processes. FHL also maintains an internal audit function, which is integrated with Federated Hermes' overall internal audit function, and FHL’s Head of Internal Audit provides information to Federated Hermes’ CAE on audit matters. The CAE reports directly to the Audit Committee on significant internal audit-related issues, as well as on the progress of management’s review of the internal controls over financial reporting on a quarterly basis.
Federated Hermes also maintains a Legal Department headed by Federated Hermes’ General Counsel. With integration efforts increasingly maturing, FHL’s General Counsel works closely with Federated Hermes’ General Counsel on legal and regulatory matters, including legal liability risk. The function of the Legal Department is to address legal and regulatory affairs matters involving Federated Hermes. Among other responsibilities, the Legal Department evaluates current regulatory requirements and emerging regulatory developments for Federated Hermes and/or its subsidiaries, affiliates and offerings, and oversees litigation involving Federated Hermes and/or its subsidiaries, affiliates, and offerings. The Legal Department engages with regulators and elected representatives at various levels of government on regulatory and legislative initiatives impacting Federated Hermes and/or its subsidiaries, affiliates, offerings and customers. The Legal Department also works with Risk Management, the Internal Audit Department and the Compliance Department to assess and mitigate risks.
Federated Hermes also maintains an integrated Global Technology Organization (GTO) headed by Federated Hermes’ CIO. The GTO includes a dedicated Information Security Group (ISG) that is charged with daily oversight of Federated Hermes’ cybersecurity program and is headed by Federated Hermes’ Chief Information Security Officer (CISO). The ISG oversees and coordinates cybersecurity efforts with counterparts at FHL. The CIO provides regular updates to the Audit Committee (and, as necessary, the Board) on Federated Hermes’ cybersecurity program, business continuity program, data governance, and artificial intelligence initiatives/risks.
Federated Hermes' CCO, CRO and General Counsel, as well as Federated Hermes' CIO, CISO, and other senior members of Federated Hermes' management, also are members of, and Federated Hermes' CAE attends meetings of, Federated Hermes' Information Security and Data Governance Committee (ISDG). The ISDG provides executive management oversight of the ISG and Federated Hermes' cybersecurity program and data governance policies. See Item 1C - Cybersecurity, in Federated Hermes' Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for further information on the role of the ISDG in Federated Hermes' risk oversight function.
Each of the CCO, CAE, CRO and General Counsel report to Federated Hermes’ CLO. Federated Hermes fosters effective communications among its various departments by maintaining internal compliance committees that meet at least quarterly. These committees (the Internal Compliance Committees), one for Federated Hermes and its subsidiaries, excluding FHL and its subsidiaries (the Federated Hermes Committee) and one for FHL and its subsidiaries (the FHL Committee, which committee is also known as the FHL Risk, Compliance and Financial Crime Executive), administer Federated Hermes’ overall compliance program, including Federated Hermes’ Code of Business Conduct and Ethics. The Federated Hermes Committee is chaired by Federated Hermes’ CCO and composed of the General Counsel, the CRO, the CAE, and the FHL Chief Compliance Officer. The FHL Committee is chaired by FHL’s Chief Regulatory Officer, and includes other business and governance leaders at FHL. The CLO of Federated Hermes may provide input to each Committee at his discretion. The FHL Committee provides information to the Federated Hermes Committee, and the Federated Hermes Committee apprises the CLO of any significant compliance matters. This committee structure presents a formal mechanism for these department heads to discuss compliance- and risk-related matters at Federated Hermes. In addition, each of Federated Hermes’ CCO, CAE, CRO and General Counsel, as well as Federated Hermes’ CLO, has the authority to contact the Board directly at any time to discuss risk-related matters if they deem it necessary.
Federated Hermes' CCO, CAE, CRO and CLO also work directly with, and provide quarterly reports to, the boards of the Federated Hermes funds with respect to compliance, risk, audit and legal matters. In addition, from time to time, Federated Hermes' General Counsel also provides training and presentations to the boards of the Federated Hermes funds with respect to internal policy, legal and regulatory matters.
Integration efforts among the above referenced legal, compliance, risk, audit, business information and cyber security functions continued in 2024 between Federated Hermes and FHL. With Federated Hermes’ acquisition of the remaining approximately 10% interest in FHL on March 14, 2022, integration efforts have been completed or continue to become increasingly mature across these functions, with additional oversight of direct or indirect reporting lines having been (or continuing to be) established among these functions and relevant personnel as Federated Hermes’ senior management has determined to be appropriate.
Federated Hermes believes that the division of risk management responsibilities described above is an effective approach for addressing the risks facing Federated Hermes and that the Board leadership structure, described above, supports this approach.
Other Factors Contributing to Long-Term Continuing Growth
The goal at Federated Hermes is to deliver superior long-term risk-adjusted investment returns by endeavoring to set the standard for active investment management, including rigorous investment analysis and consideration of the long-term goals of our Shareholders and customers. In seeking to enhance long-term risk-adjusted investment performance, and create long-term value/wealth, for its customers and investors consistent with its fiduciary duties and customer and investor objectives, Federated Hermes has taken steps to integrate the proprietary insights from fundamental investment analysis, including environmental, social and governance factors and engagement interactions into many of the offerings it manages.
One of Federated Hermes' core tenets is that employees treat one another with dignity and respect. Dignity acknowledges diversity. Inclusion is the extent to which each person is welcomed, accepted, respected, supported and valued as a team member. Federated Hermes has developed a strategy with the mission to foster a diverse, inclusive and respectful workplace where employees' unique perspectives and experiences are recognized and appreciated for the contributions they bring to the Company. The Company recognizes that a diverse and inclusive workforce benefits employees and supports stronger long-term business performance.
The Company’s benefit offerings are designed to reflect the local market and equip Federated Hermes employees with resources and services to help them stay healthy, balance the demands of work and personal life, develop their careers, and meet their financial goals, as well as to further employee engagement and retention. Along with the traditional health and welfare benefits, such as medical, and dental coverage, an employee assistance program, disability, paid time off, and retirement programs, the Company also offers flexible work arrangements, education assistance, paid parental leave, adoption benefits, volunteer paid time off, employee discounts and other programs and services.
Federated Hermes provides a professional work environment for employees that supports employees’ career aspirations and professional development interests through training programs and mentoring initiatives. The Company's development framework consists of both on the job development opportunities as well as a robust offering of both classroom and online learning courses facilitated by a network of internal and external experts. Federated Hermes’ extensive training curriculums focus on technical, professional, leadership and management skills, and include, among others, courses on: the securities markets and Federated Hermes’ offerings; compliance/regulatory requirements; license exam preparation; sales skills; customer service skills; financial, physical and mental health well-being, dignity and respect in the workplace; individual and team performance; communication skills; technical (systems) topics; and general professional development.

Federated Hermes also seeks to better the communities in which we live and work. The Company and Federated Investors Foundation, Inc. support cultural, educational and human services organizations across the markets in which Federated Hermes operates. Moreover, the Company encourages its employees’ participation in their communities by supporting funding requests for organizations where our employees are actively engaged. In this vein, the Company offers employees paid time off annually for volunteer activities. Finally, members of Federated Hermes' management team serve on numerous non-profit boards of directors.
Federated Hermes sees the above as opportunities it can continue to develop to better the long-term continuing growth of the Company.
Nomination of Directors
Under the NYSE Rules, Federated Hermes is not required to have a nominating committee because it is considered a “controlled company” for purposes of these rules. In light of this fact, Federated Hermes believes that it is appropriate not to have a nominating committee and, therefore, does not have a nominating committee charter in reliance on the NYSE Rules exemption. Federated Hermes’ current practice is for the Board as a whole to perform the functions of a nominating committee.
The Board does not currently consider director candidates recommended by Shareholders and does not have a formal policy with regard to consideration of director candidates recommended by Shareholders. Federated Hermes believes that it is appropriate not to have such a policy because of its status as a “controlled company” under the NYSE Rules.
The Board seeks candidates who possess the background, skills, experience, expertise, integrity, and degree of commitment necessary to make a significant contribution to the Board. In connection with its evaluation of a nominee, the Board takes into account all applicable laws, rules, regulations and listing standards and considers other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and non-employee or independent directors, the need for Audit Committee expertise, and its evaluation of other prospective nominees.
Although the Board does not have a formal policy regarding the consideration of diversity in identifying nominees for director, the Board believes directors should be selected so that the Board is a diverse body, in terms of having individual nominees and directors who have differences of viewpoint, professional experience, education, skill and other individual qualities and attributes that it believes will strengthen the Board as a whole.
Nominees for directorship are recommended to the Board by Federated Hermes’ Chief Executive Officer and its other directors. An invitation to join the Board will generally be extended by Federated Hermes’ Chairman and Chief Executive Officer.
Compensation of Directors
Members of the Board who are also employees of Federated Hermes do not receive compensation for their service as directors. For their service as directors, non-employee or independent directors receive: (1) $55,000 per year; (2) $5,000 per year for each Board Committee Membership; (3) $5,000 per year for Compliance Committee Chair, Compensation Committee Chair and service as Lead Independent Director, and $10,000 per year for Audit Committee Chair (each of the aforementioned payable in quarterly installments); (4) $1,500 per attendance at a special meeting of the Board payable when such meetings occur; and (5) 2,400 shares of unrestricted Class B Common Stock annually pursuant to the Stock Incentive Plan. Federated Hermes also paid the premiums for term life insurance and travel/accident insurance for each non-employee or independent director which, in the aggregate, cost Federated Hermes approximately $308 in 2024.
Director Compensation Table
The following table sets forth compensation information for the fiscal year ended December 31, 2024 for Federated Hermes’ non-employee or independent directors who served on the Board in 2024.

2024 DIRECTOR COMPENSATION TABLE
Name (1)	Fees earned or paid in cash ($)	Stock awards ($)(2)	All other compensation ($)(3)	Total ($)
Joseph C. Bartolacci	80,014	78,720	805	159,539
Michael J. Farrell	60,000	78,720	668	139,388
Karen L. Hanlon	46,971	78,720	217	125,908
Marie Milie Jones	76,861	78,720	805	156,386
(1) The compensation of Messrs. J. Christopher Donahue, Thomas R. Donahue, and John B. Fisher is set forth in the 2024 Summary Compensation Table. Messrs. J. Christopher Donahue, Thomas R. Donahue, and John B. Fisher do not receive any additional compensation for services provided as a director of Federated Hermes.
Ms. Karen L. Hanlon and Mr. Michael J. Farrell each served as a director for only a portion of the fiscal year ended December 31, 2024, with Ms. Hanlon being elected to the Board on April 25, 2024 and Mr. Farrell passing on August 16, 2024. Therefore, the compensation listed for each reflects the period each served, rather than a full year’s fees.
With the untimely passing of Mr. Farrell, who served as Chairperson of the Compensation Committee and as the Lead Independent Director, on August 16, 2024: (a) Mr. Bartolacci was appointed by the Compensation Committee and the Board as Chairperson of the Compensation Committee, effective August 17, 2024; (b) Ms. Hanlon and Ms. Milie Jones continued to serve as members of the Compensation Committee; (c) Ms. Hanlon was appointed by the Audit Committee and the Board as Chairperson of the Audit Committee, effective October 25, 2024; (d) Mr. Bartolacci and Ms. Milie Jones continued to serve as members of the Audit Committee; (e) Ms. Milie Jones remained Chairperson of the Compliance Committee, with Mr. Bartolacci and Ms. Hanlon remaining members of the Compliance Committee; and (f) Ms. Milie Jones was designated by the Board as the Lead Independent Director, effective August 17, 2024. Director fees for the third and fourth quarters of 2024 were prorated based on the dates of these appointments.
(2) The amounts in this column reflect the grant date fair value of 2,400 shares of unrestricted Class B Common Stock granted to each of Messrs. Bartolacci and Farrell and Mses. Hanlon and Jones, as non-employee or independent directors in 2024 pursuant to the Stock Incentive Plan. The grant date fair value, which was computed in accordance with the Financial Accounting Standard Board's Accounting Standards Codification 718, Compensation - Stock Compensation (ASC Topic 718), reflects the closing price of $32.80 for Federated Hermes Class B Common Stock on the NYSE on April 26, 2024, the date on which these grants were made. As of December 31, 2024, each of Mr. Bartolacci and Mses. Hanlon and Jones, had no stock options outstanding.
(3) The amounts in this column reflect imputed income for Federated Hermes-provided life and travel/accident insurance. The amounts in this column are not for goods or services rendered by the directors to Federated Hermes other than in their capacity as directors.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included herein with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Information Statement.
Respectfully Submitted:

Joseph C. Bartolacci, Compensation Committee Chair
Karen L Hanlon, Compensation Committee Member
Marie Milie Jones, Compensation Committee Member

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy and Objectives
The investment management business is highly competitive and experienced professionals have significant career mobility. Federated Hermes’ ability to attract, retain and properly motivate qualified professionals across the Company is a critical factor in maintaining Federated Hermes’ competitive position within the investment management industry and ensuring Federated Hermes the opportunity for future success. Federated Hermes’ compensation programs across the Company are designed to attract, retain and incentivize talented and qualified individuals. Federated Hermes endeavors to reward individual contribution, as demonstrated by the delivery of long-term continuing results. Federated Hermes’ compensation programs are also designed to align the interests of its officers and employees with its business strategy, values and objectives, including the interests of its Shareholders, customers and stakeholders, while affording the business the opportunity to grow. For employees working in the U.S., Federated Hermes’ compensation programs are comprised of competitive levels of cash compensation together with equity and other components for certain positions. Compensation is structured in the form of salary, which is competitively evaluated annually; bonus; and, where appropriate, long-term incentives. For employees working in the United Kingdom (UK) and other non-U.S. locations, compensation is based on fixed and variable compensation and, where appropriate, long-term incentives. Fixed compensation can include base salary, a retirement plan and other corporate benefits, and is designed to provide competitive fixed compensation at a level that reflects market-compensation. Variable compensation is discretionary based on, among other factors, an employee’s performance and behavior, as well as team and overall Company performance. Across Federated Hermes, the mix of overall salary, bonus and long-term incentives varies by division, position, and employee. Federated Hermes’ compensation programs for executives also are designed to reward outcomes related to a variety of factors including Federated Hermes’ Operating Profits (as defined hereinafter), assets under management (AUM), gross offering sales, net offering sales, total revenue (including net revenues after taking into account the pre-tax impact of voluntary yield-related fee waivers), net income and net income per diluted share. Additional consideration is given to Federated Hermes’ investment and financial performance as measured against other similar companies within the investment management industry and the performance of Federated Hermes’ stock. Federated Hermes’ Chief Executive Officer, Chief Financial Officer and its three other most highly compensated executive officers for 2024 are referred to herein as the “Named Executive Officers.”
Allocation Among Compensation Components
As previously noted, each component of Federated Hermes’ compensation program is designed to be competitive within the investment management industry and to align the interests of Federated Hermes’ executive officers with those of Federated Hermes’ Shareholders, customers and stakeholders. The final determination on setting compensation for executive officers rests with the Compensation Committee. The Compensation Committee takes a holistic approach to assessing and determining the components of each executive officer’s total compensation. The Compensation Committee receives input and recommendations from, and works collaboratively with, Federated Hermes’ Chief Executive Officer in analyzing information relating to the Company and individual performance. The Compensation Committee not only considers a variety of factors relating to Company performance, including Federated Hermes’ Operating Profits, AUM, gross offering sales, net offering sales, total revenue (including net revenues after taking into account the pre-tax impact of voluntary yield-related fee waivers), net income and net income per diluted share, but also considers industry compensation trends among companies in Federated Hermes’ peer group, as discussed below. The Compensation Committee also reviews investment performance and financial performance on a comparative basis, as well as the effectiveness of marketing and sales efforts. The Compensation Committee subjectively considers a number of different individual and corporate performance factors, such as those noted above, but gives no specific weight to any such factor. Each component of compensation is reviewed independently each year, taking into consideration both Company and individual results as well as comparative peer group information.
Peer Group. In 2024, Federated Hermes engaged McLagan Partners, Inc. (McLagan), a nationally recognized consulting firm with expertise in executive compensation practices and the investment management business, to conduct a study of the compensation of executive officers at Federated Hermes and ten of Federated Hermes’ peers within the investment management industry. The Compensation Committee has reviewed Federated Hermes’ relationships with, and the services provided by, McLagan and has not identified any conflicts of interest.
Federated Hermes’ peer group selected for purposes of McLagan’s study included Affiliated Managers Group, Inc.; AllianceBernstein Holding LP; Artisan Partners; BlackRock, Inc.; Franklin Templeton; Invesco Ltd.; Janus Henderson Group PLC; T. Rowe Price Group, Inc.; Victory Capital Management and Virtus Investment Partners. The peer group data used for purposes of McLagan’s study is generally gathered from both publicly disclosed documents of those companies and industry compensation survey results. Information prepared by McLagan was provided to the Compensation Committee to assist it in its efforts to determine appropriate levels of compensation. While the Compensation Committee considers the peer data provided by McLagan in setting executive compensation, Federated Hermes does not benchmark to a specified percentile of this peer group.
Base Salary. Base salaries are intended to form a competitive percentage of total cash compensation. Federated Hermes’ objective in paying a base salary is to provide its executive officers with a level of assured cash compensation that is commensurate with their position, expertise and accomplishments. In establishing base salaries, the Compensation Committee considers performance assessments and recommendations provided by Federated Hermes’ Chief Executive Officer with respect to executive officers other than himself. The Compensation Committee also gives consideration to Federated Hermes’ financial results from the prior year as well as the base salaries paid for comparable positions by companies in Federated Hermes’ peer group.
Bonuses. Bonuses paid under the Federated Hermes, Inc. Annual Incentive Plan, as amended (Annual Incentive Plan), are designed to reward executive officers for the successful attainment of annual results that are consistent with Federated Hermes’ long-term growth and development. Each year, the Compensation Committee reviews requirements relating to executive compensation and considers one or more performance goals for bonus awards. While a performance goal is no longer required for tax purposes due to changes from the Tax Cuts and Jobs Act of 2017, management and the Compensation Committee continue to believe that attainment of a performance goal provides appropriate incentives and serves as an appropriate factor to consider in determining whether a bonus award should be granted.
The performance period over which the performance goals are measured may be a calendar year, or other period of 12 months or less, for which a participant’s performance is measured as established in the discretion of the Compensation Committee. The Compensation Committee considered a performance goal of Federated Hermes attaining Operating Profits (as defined below) of $93.75 million for the nine-month period ended September 30, 2024, as a factor to consider in connection with bonuses awarded for 2024 to be paid in the first quarter of 2025. For purposes of the Annual Incentive Plan performance goal considered in connection with the Annual Incentive Plan, operating profits are defined, for the applicable performance period, as total revenue less distributions to non-controlling (minority) interests and less total expenses (including net non-operating income/expenses and income taxes and excluding amortization of intangibles, impairment losses and debt expenses) as reflected in Federated Hermes’ unaudited financial statements (Operating Profits). The Compensation Committee determined that the achievement of the performance goal under the Annual Incentive Plan would not be a condition precedent for awards under the Annual Incentive Plan, but instead would be a factor that the Committee can consider in connection with awards. For the nine-month period ended September 30, 2024, Federated Hermes had Operating Profits of approximately $269.6 million. Achievement of the performance goal does not serve to ensure the award of a bonus under the Annual Incentive Plan. The Compensation Committee has the discretion (either negative or positive), in appropriate circumstances, to increase, reduce or eliminate a bonus. The awards are payable under the Annual Incentive Plan promptly after the Compensation Committee has made the final award determinations (but in no event later than 2 ½ months after the close of the fiscal year in which the performance period ends).
Participants in the Annual Incentive Plan for 2024 included Federated Hermes’ U.S-based executive officers as of January 30, 2025. For 2025, the Compensation Committee will consider a performance goal of Federated Hermes attaining Operating Profits of $97.5 million for the nine-month period ending September 30, 2025 as a factor to consider in connection with bonuses that will be awarded for 2025 and payable in the first quarter of 2026. Federated Hermes' executive officer based in the UK is not a participant under the Annual Incentive Plan because he is a participant in the FHL Annual Discretionary Bonus Scheme (the FHL Bonus Plan) under which he is eligible to receive awards. All awards received under this FHL Bonus Plan are subject to the FHL Co-Investment Scheme (Co-Investment Plan) whereby bonuses of £75,000 or more are subject to an increasing rate of deferral dependent on the size of the award with deferred awards being notionally invested in certain funds and vesting ratably over three years.

In determining awards for 2024 under the Annual Incentive Plan, and in reviewing and determining the proposed award under the FHL Bonus Plan for Federated Hermes' executive officer based in the UK, the Compensation Committee considered a variety of factors, including Federated Hermes’ Operating Profits, AUM, gross offering sales, net offering sales, total revenue (including net revenues after taking into account the pre-tax impact of voluntary yield-related fee waivers), net income and net income per diluted share. Also taken into consideration by the Compensation Committee was the performance of Federated Hermes’ stock, Federated Hermes’ investment and financial performance as measured against its peer group noted above, and the performance assessment and recommendations made by Federated Hermes’ Chief Executive Officer with respect to executive officers other than himself. The Compensation Committee also considered the Company’s effective expense management and market share.
The Compensation Committee, as noted above, also considers individual performance factors.
Individual factors the Compensation Committee considered when determining Mr. J. Christopher Donahue’s 2024 bonus award included executive leadership with respect to overall management of the Company, and executive leadership in responding to current and emerging regulatory issues.
Individual factors the Compensation Committee considered when determining Mr. Thomas R. Donahue’s 2024 bonus award included breadth of operational responsibility beyond traditional Chief Financial Officer duties, and executive leadership with respect to financial reporting, and industry initiatives.
Individual factors the Compensation Committee considered when determining Mr. John B. Fisher’s 2024 bonus award included executive leadership with respect to investment management, offering performance and depth and breadth of offering knowledge.
Individual factors the Compensation Committee considered when determining Mr. Peter J. Germain's 2024 bonus award included executive leadership with respect to legal, compliance, internal audit and risk, and responding to current and emerging regulatory issues.
Individual factors the Compensation Committee considered when determining Mr. Paul A. Uhlman’s 2024 bonus award included his management of Federated Hermes’ sales organization and executive leadership with respect to offering sales, sales results and communications with customers and fund shareholders.
The Compensation Committee gives no specific weight to any of the aforementioned individual and corporate performance factors and considers each of them on a subjective basis. None of the determinations that the Compensation Committee made upon considering the 2017 Tax Act and the Annual Incentive Plan were intended to modify or otherwise affect in any way any remuneration provided pursuant to a written binding contract in effect as of November 2, 2017. As a general matter, the changes to Code Section 162(m) effected by the 2017 Tax Act apply to taxable years beginning after December 31, 2017 (i.e., from January 1, 2018 forward), however, remuneration provided pursuant to a written binding contract in effect as of November 2, 2017, and which has not thereafter been modified in any material respect, can be grandfathered under the 2017 Tax Act and continue to be deductible (assuming compliance with other relevant requirements of former Code Section 162(m)).
Equity Compensation. Executive officers receiving bonus awards under the Annual Incentive Plan participate in Federated Hermes’ Bonus Restricted Stock Program. For 2024 Annual Incentive Plan bonus awards, executive officers under the age of sixty-two on the date of the award generally receive eighty percent of their award amount in cash and twenty percent in the form of restricted stock (Bonus Restricted Stock), and may elect to receive either seventy-five or seventy percent in cash and twenty-five or thirty percent in Bonus Restricted Stock. For 2024, executive officers aged sixty-two or older on the date of the award who receive bonus awards under the Annual Incentive Plan may elect to receive 100% of such awards in cash, or may elect to receive either eighty, seventy-five or seventy percent in cash and twenty, twenty-five or thirty percent in Bonus Restricted Stock. Bonus Restricted Stock is awarded at eighty-five percent of fair market value, based on the closing price of Federated Hermes Class B Common Stock on the NYSE on the award date and generally vests ratably over a three-year period. Additionally, the Compensation Committee may, at its discretion, make cash bonus awards that are not subject to the Bonus Restricted Stock Program.
Federated Hermes' executive officer based in the UK also participates in the Company’s Bonus Restricted Stock Program. For the award under the FHL Co-Investment Plan, 50% of the deferred amount of the FHL Bonus Plan bonus award of Federated Hermes' executive officer based in the UK is used to determine the amount of Bonus

Restricted Stock that he is granted for purposes of the Bonus Restricted Stock Program under the Stock Incentive Plan and UK Sub-Plan. The applicable portion of the deferred amount is converted from British pounds sterling to U.S. dollars based on the closing exchange rate (as published in Bloomberg) on the date the bonus award is paid, and then the Federated Hermes executive officer based in the UK receives Bonus Restricted Stock at eighty-five percent of the fair market value based on the closing price of Federated Hermes Class B Common Stock on the NYSE on the award date. These Bonus Restricted Stock Awards generally vest ratably over a three-year period.
Bonus Restricted Stock awards are made at eighty-five percent of fair market value in recognition of the risk of forfeiture and the delay in receiving awards earned. The Company believes that the Bonus Restricted Stock portion of bonus awards serves to further align the interests of executive officers with those of Federated Hermes’ Shareholders, customers and stakeholders.
In 2024, the Compensation Committee also granted periodic restricted stock (Periodic Restricted Stock) awards to executive officers under the Stock Incentive Plan and the UK Sub-Plan. In determining whether Periodic Restricted Stock awards are appropriate and, if so, the size of such an award, the Compensation Committee holistically considers any outstanding and unvested restricted stock the executive officer holds as well as the value of equity compensation as a component of total compensation. In making its decision, the Compensation Committee also considers, on a subjective basis, factors such as the executive officer’s performance, changes in his or her responsibilities, promotions and general industry practices. Periodic Restricted Stock awards, for which executive officers pay the Company $3.00 per share, generally vest over a ten-year period for U.S.-based personnel and, for tax reasons, after five years for UK-based personnel, which Federated Hermes believes serves to align the long-term interests of executive officers with those of Federated Hermes’ Shareholders, customers and stakeholders. The timing of Periodic Restricted Stock grants is driven by the Compensation Committee’s assessment of the need to compensate executive officers, not by Federated Hermes’ Class B Common Stock price. Grants are made only during “open” periods in which the Company has not implemented trading restrictions. Please refer to footnotes (1) and (2) of the 2024 Summary Compensation Table and footnotes (2), (3) and (4) of the Outstanding Equity Awards at Fiscal Year End table, and the Narrative Disclosure to the 2024 Summary Compensation Table and the 2024 Grants of Plan-Based Awards Table, for further information relating to the Company’s awards of Bonus Restricted Stock and Periodic Restricted Stock to Named Executive Officers.
Federated Hermes does not currently award stock options to its executive officers (or its other employees).
Please see the caption Employee, Officer and Director Hedging and Insider Trading Policies and Procedures above for a discussion of Federated Hermes' policies regarding hedging of Federated Hermes stock.
Perquisites and Other Benefits. Federated Hermes provides a limited number of perquisites and other benefits to its executive officers that are intended to encourage the health and wellness of its executive officers and to reduce the time and attention that they must spend on non-Federated Hermes matters.
Certain executive officers are eligible for reimbursement for the initiation fees and dues associated with membership in golf and/or social clubs that have a business purpose. Such memberships provide executive officers with an appropriate forum for entertaining customers and interacting with the community. During 2024, nine executive officers were provided with on-site parking at Federated Hermes’ headquarters. Certain executive officers are permitted to use Federated Hermes’ corporate aircraft for a limited amount of personal use when the corporate aircraft is not being utilized for business purposes. Such personal use of the corporate aircraft must be pre-approved by the Chief Executive Officer or Chief Financial Officer. Personal use of the corporate aircraft by an executive officer results in taxable income to the executive officer determined in accordance with Internal Revenue Service regulations. For security and efficiency reasons, the Chairman and Chief Executive Officer and Chief Financial Officer are required to use the corporate aircraft for business and personal use to the greatest reasonable extent.
Executive officers are entitled to receive medical, life and disability coverage and other corporate benefits available to most of Federated Hermes’ other employees. Certain executive officers are also provided an annual physical, at their option.
Executive officers based in the U.S. are eligible to participate in the Federated Hermes, Inc. Profit Sharing/401(k) Plan, which is made available to substantially all of Federated Hermes’ U.S. employees. Federated Hermes’ executive officer based in the UK is eligible to participate in a retirement plan and deferred compensation scheme which is made available to substantially all of the Federated Hermes’ employees working in the UK.

Board Process
The Compensation Committee receives input and recommendations from, and works collaboratively with, Federated Hermes’ Chief Executive Officer in analyzing information relating to Company and individual performance. As discussed above, the Compensation Committee also considers a variety of factors when determining annual salary and awards of cash bonuses and Periodic Restricted Stock. The Compensation Committee not only considers a variety of factors relating to Company performance, including Federated Hermes’ Operating Profits, AUM, gross offering sales, net offering sales, total revenue (including net revenues after taking into account the pre-tax impact of voluntary yield-related fee waivers), net income and net income per diluted share, and stock performance, but also considers industry compensation trends among companies in Federated Hermes’ peer group as provided in the aforementioned study conducted by McLagan. The Compensation Committee also reviews investment performance and financial performance on a comparative basis, as well as the effectiveness of marketing and sales efforts. Although the Compensation Committee considers a number of different individual and corporate performance factors, no specific weight is given to any such factor. Because Federated Hermes is a “controlled company” and does not solicit proxies, consents or authorizations from Shareholders relating to the Annual Meeting, Federated Hermes is not required to hold, and, therefore, consideration is not given to the results of, a shareholder advisory vote on executive compensation pursuant to Section 14A of the Exchange Act.
The Compensation Committee also administers Federated Hermes' Incentive Compensation Recovery Policy, which was adopted by the Company in October 2023 as required by NYSE Rules. The Recovery Policy, which is tailored to the requirements of the NYSE Rules, contains the following key features: (1) it requires Federated Hermes to attempt to recover incentive compensation paid to executive officers that was awarded based on financial results that are later restated to the extent the Recovery Policy applies (subject to certain exceptions); (2) it applies to compensation paid to current or former executive officers; and (3) it contains a three-year look-back period; when there is a restatement, Federated Hermes is required to attempt to recover any erroneously awarded compensation that was awarded during the prior three years.

Summary Compensation Table
The following table sets forth compensation information for the fiscal years ended December 31, 2024, 2023, and 2022 for Federated Hermes’ Named Executive Officers.
2024 SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
J. Christopher Donahue President and Chief Executive Officer	2024	787,500	—	2,242,141	3,395,000	619,859	7,044,500
	2023	787,500	—	1,918,898	3,010,000	590,642	6,307,040
	2022	787,500	—	705,893	2,730,000	512,711	4,736,104
Thomas R. Donahue Chief Financial Officer and President, FII Holdings, Inc.	2024	720,000	—	1,977,424	2,800,000	740,196	6,237,620
	2023	720,000	—	1,707,154	2,485,000	544,659	5,456,813
	2022	720,000	—	1,771,755	2,310,000	611,016	5,412,771
John B. Fisher Vice President and President and Chief Executive Officer, Federated Advisory Companies	2024	635,000	—	724,460	4,035,000	550,725	5,945,185
	2023	635,000	—	542,420	3,600,000	400,371	5,177,791
	2022	635,000	—	1,686,455	3,500,000	429,867	6,251,322
Paul A. Uhlman Vice President and President, Federated Securities Corp.	2024	635,000	—	1,606,840	3,400,000	664,930	6,306,770
	2023	600,000	—	1,777,722	3,000,000	350,468	5,728,190
	2022	500,000	—	1,789,379	2,450,000	347,704	5,087,083
Peter J. Germain Chief Legal Officer	2024	600,000	—	724,460	1,515,000	362,017	3,201,477
(1)The amounts in this column reflect the aggregate grant date fair value of restricted stock awards for the fiscal years ended (as applicable) December 31, 2024, 2023 and 2022 calculated in accordance with ASC Topic 718. Additional information regarding Restricted Stock awards can be found in the 2024 Grants of Plan-Based Awards Table. The calculation methodology for the valuation of Periodic Restricted Stock and Bonus Restricted Stock awards is set forth in Note 1(s) of Federated Hermes’ Consolidated Financial Statements contained in Federated Hermes’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
(2)While the cash portion of the total bonus paid in 2025 for fiscal year 2024 is reported in the “Non-Equity Incentive Plan Compensation” column of the 2024 Summary Compensation Table, the portion of the fiscal year 2024 total bonus received in the form of Bonus Restricted Stock in 2025 is not represented in the 2024 Summary Compensation Table. Rather, the Bonus Restricted Stock received in 2024 for fiscal year 2023 total bonus is included in the “Stock Awards” column for fiscal year 2024. The grant date fair value of the Bonus Restricted Stock received in (as applicable) 2024, 2023 and 2022 for fiscal years 2023, 2022 and 2021, respectively, was based on the NYSE closing prices of (as applicable) $36.07, $40.05 and $32.82, respectively, on the relevant grant dates. The closing price of the Class B Common Stock on December 31, 2024 was $41.11. Bonus Restricted Stock is awarded at eighty-five percent of fair market value on the date of grant.
(3)With respect to Mr. J. Christopher Donahue, the amount listed for 2024 reflects matching contributions under Federated Hermes’ 401(k) Plan, sporting event tickets, company-provided parking, spousal travel, and an annual physical. In addition, Federated Hermes paid the premium for long-term disability insurance. It also includes club dues of $36,352, a life insurance premium of $37,433, a medical insurance premium of $66,949, dividends received on restricted stock of $212,700, and $228,466 that reflects the aggregate incremental cost to Federated Hermes of personal use of the corporate aircraft. The aggregate incremental cost to Federated Hermes of personal use of the corporate aircraft is determined on a per flight basis and includes the cost of fuel, landing and storage fees, certain crew-related expenses and other miscellaneous variable costs.

With respect to Mr. Thomas R. Donahue, the amount listed for 2024 reflects matching contributions under Federated Hermes' 401(k) Plan, sporting event tickets, and company-provided parking. In addition, Federated Hermes paid the premium for long-term disability insurance. It also includes club dues of $34,994, a life insurance premium of $58,847, a medical insurance premium of $66,949, dividends received on restricted stock of $453,407, and $100,030 that reflects the aggregate incremental cost to Federated Hermes of personal use of the corporate aircraft.
With respect to Mr. John B. Fisher, the amount listed for 2024 reflects matching contributions under Federated Hermes' 401(k) Plan, company-provided parking, club dues, spousal travel, and an annual physical. In addition, Federated Hermes paid the premium for long-term disability insurance and a portion of the premiums for life, accidental death and medical insurance. It also includes dividends received on restricted stock of $322,737, and $164,019 that reflects the aggregate incremental cost to Federated Hermes of personal use of the corporate aircraft.
With respect to Mr. Paul A. Uhlman, the amount listed for 2024 reflects matching contributions under Federated Hermes’ 401(k) Plan, sporting event tickets, company-provided parking, club dues, personal use of the corporate aircraft, spousal travel and an annual physical. In addition, Federated Hermes paid the premium for long-term disability insurance and a portion of the premiums for life, accidental death and medical insurance. It also includes dividends received on restricted stock of $576,471.
With respect to Mr. Peter J. Germain, the amount listed for 2024 reflects matching contributions under Federated Hermes' 401(k) Plan, company-provided parking, club dues, and an annual physical. In addition, Federated Hermes paid the premium for long-term disability insurance and a portion of the premiums for life, accidental death and medical insurance. It also includes dividends received on restricted stock of $301,566.

Grants of Plan-Based Awards
The following table sets forth information concerning cash bonuses and restricted stock awards granted to the Named Executive Officers during the fiscal year ended December 31, 2024.
2024 GRANTS OF PLAN-BASED AWARDS TABLE

			Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards
Name	Grant Date	Approval Date (1)	Threshold ($)	Target ($) (2)	Maximum ($)	Threshold (#)	Target (#) (3)	Maximum (#)	All other stock awards: number of shares of stock or units (#) (4)	Grant date fair value of stock and option awards ($) (5)
J. Christopher Donahue	3/6/24	1/25/24							42,076	1,517,681
	11/18/24	11/18/24					18,500			724,460
			3,395,000
Thomas R. Donahue	3/6/24	1/25/24							34,737	1,252,964
	11/18/24	11/18/24					18,500			724,460
			2,800,000
John B. Fisher	11/18/24	11/18/24					18,500			724,460
			4,035,000
Paul A. Uhlman	3/6/24	1/25/24							24,463	882,380
	11/18/24	11/18/24					18,500			724,460
			3,400,000
Peter J. Germain	11/18/24	11/18/24					18,500			724,460
			1,515,000
(1)    Compensation Committee approval date.
(2)    With respect to Messrs. J. Christopher Donahue and Thomas R. Donahue, the amounts in this column reflect seventy percent of the bonus received in 2025 under the Annual Incentive Plan for fiscal year 2024. The remaining thirty percent for 2024 was received in 2025 in the form of Bonus Restricted Stock. With respect to Mr. Paul A. Uhlman, the amount in this column reflects eighty percent of the bonus he received in 2025 under the Annual Incentive Plan for fiscal year 2024. The remaining twenty percent for 2024 was received in 2025 in the form of Bonus Restricted Stock. With respect to Messrs. John B. Fisher and Peter J. Germain the amount in this column reflects one hundred percent of the bonus received in 2025 under the Annual Incentive Plan for fiscal year 2024.
(3)    The amounts reflected in this column represent Periodic Restricted Stock granted in 2024 under the Stock Incentive Plan for a purchase price of $3.00 per share.
(4)    The amounts reflected in this column represent Bonus Restricted Stock granted in 2024 attributed to the allocated portion of the 2023 bonus payable under the Annual Incentive Plan, which is generally subject to a three-year vesting period.
(5)    The calculation methodology for the valuation of Periodic Restricted Stock and Bonus Restricted Stock awards is set forth in Note 1(s) of Federated Hermes’ Consolidated Financial Statements contained in Federated Hermes’ Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Named Executive Officers pay the Company $3.00 per share for Periodic Restricted Stock awards.

Narrative Disclosure to the 2024 Summary Compensation Table and the
2024 Grants of Plan-Based Awards Table
The 2024 Bonus Restricted Stock awards included in the “Stock Awards” column of the 2024 Summary Compensation Table were granted in partial payment of the 2023 bonus awards and generally vest in equal one-third amounts over a three-year period. The Bonus Restricted Stock is awarded at eighty-five percent of fair market value. The Bonus Restricted Stock is granted under the Annual Incentive Plan. See the discussion under the captions Bonuses and Equity Compensation in the Compensation Discussion and Analysis above for further information regarding the terms applicable to Bonus Restricted Stock. The Bonus Restricted Stock grant date fair value is reflected under the “Grant date fair value of stock and option awards” column of the 2024 Grants of Plan-Based Awards Table.
On November 18, 2024, each of Messrs. J. Christopher Donahue, Thomas R. Donahue, John B. Fisher, Peter J. Germain, and Paul A. Uhlman received an award of 18,500 shares of Periodic Restricted Stock under the Stock Incentive Plan. These awards are reflected in the “Estimated future payouts under equity incentive plan awards,” "Target" column of the 2024 Grants of Plan-Based Awards Table. Each such award is governed by an accompanying 2024 Restricted Stock Award Agreement. A performance measure of Operating Profits of at least $93.75 million for the nine-month period ended September 30, 2024 was considered in connection with the awards. Such awards are subject to confidentiality and non-competition obligations. Recipients paid the Company $3.00 per share for Periodic Restricted Stock awards and are entitled to receive dividends on the restricted shares which are the same as those paid on unrestricted Class B Common Stock. Periodic Restricted Stock awards granted in 2024 to U.S.-based executive officers vest over a ten-year period with restrictions lapsing fifty percent on each of approximately the award’s fifth- and tenth-year anniversaries, except in the case of a recipient’s death or separation from employment due to disability, in which case should death or separation from employment due to disability occur prior to the fifth vesting date, the stock vests in accordance with the vesting schedule and all unvested shares at the time of death or disability are forfeited and sold back to Federated Hermes for the purchase price ($3.00 per share) or should death or separation from employment due to disability occur on or after the fifth vesting date, all of the unvested shares become vested shares upon such separation from employment due to death or disability.
For U.S.-based employees, Federated Hermes makes a matching contribution under the Federated Hermes, Inc. Profit Sharing/401(k) Plan in an amount equal to 100% of the first 4% that each participant defers and 50% of the next 2% of deferral contributions, for a total match of 5%.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth information concerning unvested restricted stock awards held by the Named Executive Officers as of December 31, 2024. The Named Executive Officers held no stock options as of December 31, 2024.

Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
J. Christopher	03/03/2022 (3)	7,169	294,718
Donahue	03/03/2023 (3)	22,913	941,953
	11/17/2023 (2)	17,575	722,508
	03/06/2024 (3)	42,076	1,729,744
	11/18/2024 (2)	18,500	760,535
		108,233	4,449,458
Thomas R.	11/18/2015 (2)	5,550	228,161
Donahue	11/18/2016 (2)	6,475	266,187
	11/17/2017 (2)	7,400	304,214
	11/16/2018 (2)	8,325	342,241
	11/18/2019 (2)	9,250	380,268
	11/18/2020 (2)	14,800	608,428
	11/18/2021 (2)	15,725	646,454
	03/03/2022 (3)	11,471	471,572
	11/18/2022 (2)	16,650	684,482
	03/03/2023 (3)	19,388	797,041
	11/17/2023 (2)	17,575	722,508
	03/06/2024 (3)	34,737	1,428,038
	11/18/2024 (2)	18,500	760,535
		185,846	7,640,129
John B.	11/18/2015 (2)	5,550	228,161
Fisher	11/18/2016 (2)	6,475	266,187
	11/17/2017 (2)	7,400	304,214
	11/16/2018 (2)	8,325	342,241
	11/18/2019 (2)	9,250	380,268
	11/18/2020 (2)	14,800	608,428
	11/18/2021 (2)	15,725	646,454
	03/03/2022 (3)	10,604	435,930
	11/18/2022 (2)	16,650	684,482
	11/17/2023 (2)	17,575	722,508
	11/18/2024 (2)	18,500	760,535
		130,854	5,379,408

Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Paul A.	11/18/2015 (2)	1,200	49,332
Uhlman	06/15/2016 (4)	17,500	719,425
	11/18/2016 (2)	17,500	719,425
	11/17/2017 (2)	7,400	304,214
	11/16/2018 (2)	8,325	342,241
	11/18/2019 (2)	9,250	380,268
	05/22/2020 (4)	40,000	1,644,400
	11/18/2020 (2)	14,800	608,428
	11/18/2021 (2)	15,725	646,454
	03/03/2022 (3)	11,650	478,932
	11/18/2022 (2)	16,650	684,482
	03/03/2023 (3)	20,563	845,345
	11/17/2023 (2)	17,575	722,508
	03/06/2024 (3)	24,463	1,005,674
	11/18/2024 (2)	18,500	760,535
		241,101	9,911,662
Peter J.	11/18/2015 (2)	4,500	184,995
Germain	11/17/2017 (2)	8,000	328,880
	05/25/2018 (4)	9,000	369,990
	11/16/2018 (2)	8,325	342,241
	11/18/2019 (2)	9,250	380,268
	11/18/2020 (2)	14,800	608,428
	11/18/2021 (2)	15,725	646,454
	03/03/2022 (3)	4,301	176,814
	11/18/2022 (2)	16,650	684,482
	03/03/2023 (3)	5,092	209,332
	11/17/2023 (2)	17,575	722,508
	11/18/2024 (2)	18,500	760,535
		131,718	5,414,927
(1)The amounts in this column reflect a December 31, 2024 closing price of $41.11 for the Class B Common Stock on the NYSE.
(2)These restricted stock awards are 10-year plans which vest 5% in years 1-4 and years 6-9 and 30% in years 5 and 10. Vested shares are still considered restricted until they are released - releases occur in years 5 (first half of shares released) and 10 (second half of shares released). Vesting schedules for the awards shown above are as follows:

Grant Date:	Vesting Schedule (vesting percentages should be applied to "Original Shares Awarded"):
11/18/2015	30% on November 18, 2025
11/18/2016	5% on November 18, 2025; 30% on November 18, 2026
11/17/2017	5% on November 18, 2025 and 2026; 30% on November 18, 2027
11/16/2018	5% on November 18, 2025, 2026 and 2027; 30% on November 16, 2028
11/18/2019	5% on or about November 18, 2025, 2026, 2027 and 2028; 30% on November 16, 2029
11/18/2020	5% on or about November 18, 2026, 2027, 2028 and 2029; 30% on November 18, 2025 and 2030
11/18/2021	5% on or about November 18, 2025, 2027, 2028, 2029 and 2030; 30% on November 18, 2026 and 2031
11/18/2022	5% on or about November 18, 2025, 2026, 2028, 2029, 2030 and 2031; and 30% on November 18, 2027 and 2032
11/17/2023	5% on or about November 18, 2025, 2026, 2027, 2029, 2030, 2031 and 2032; and 30% on or about November 16, 2028 and 2033
11/18/2024	5% on or about November 18, 2025, 2026, 2027, 2028, 2030, 2031, 2032 and 2033; and 30% on or about November 16, 2029 and 2034
(3) These restricted stock awards are 3-year Bonus Restricted Stock awards which vest 33 1/3% each year for three years. Vested shares under these plans are released upon vesting. Vesting schedules for the awards shown above are as follows:

Grant Date:	Vesting Schedule (vesting percentages should be applied to "Original Shares Awarded"):
3/3/2022	33 1/3% on March 3, 2025
3/3/2023	33 1/3% on each of March 3, 2025 and March 3, 2026
3/6/2024	33 1/3% on each of March 3, 2025, March 3, 2026, and March 5, 2027
(4) These restricted stock awards are structured identically to the 10-year November awards described in footnote (2). Vesting schedules for these awards are as follows:

Grant Date:	Vesting Schedule (vesting percentages should be applied to "Original Shares Awarded"):
6/15/2016	5% on June 13, 2025; 30% on June 15, 2026
5/25/2018	5% on or about May 23, 2025, 2026, and 2027; 30% on May 25, 2028
5/22/2020	5% on or about May 22, 2026, 2027, 2028 and 2029; 30% on or about May 23, 2025 and 2030
Option Exercises and Stock Vested
The following table sets forth information concerning Periodic Restricted Stock and Bonus Restricted Stock held by the Named Executive Officers that vested during the fiscal year ended December 31, 2024. No options were exercised by the Named Executive Officers during the fiscal year ended December 31, 2024.
2024 OPTION EXERCISES AND STOCK VESTED TABLE

	Stock Awards
Name	Number of shares acquired on vesting (#)	Value realized on vesting ($) (1)
J. Christopher Donahue	44,156	1,633,701
Thomas R. Donahue	54,203	2,018,241
John B. Fisher	46,298	1,732,080
Paul A. Uhlman	52,031	1,893,285
Peter J. Germain	25,082	936,606
(1)The value realized on vesting of stock awards is equal to the difference between the closing market price of Class B Common Stock on the NYSE on the date of vesting and the purchase price paid by the Named Executive Officer, if any, multiplied by the number of shares that vested.

Pay Ratio Disclosure
For Federated Hermes’ fiscal year ended December 31, 2024:
The median annual compensation of all employees of Federated Hermes (other than the Chief Executive Officer (or principal executive officer) (CEO)) was $119,732; and
The annual total compensation of Federated Hermes’ CEO was $7,044,500.
Based upon this information, the 2024 ratio of the annual total compensation of Federated Hermes’ CEO to the median of the annual total compensation of all employees was approximately 58.84 to 1.
We believe the pay ratio disclosed above is a reasonable estimate calculated in a manner consistent with the SEC’s Regulation S-K, Item 402(u). To identify the median of the annual total compensation of all of Federated Hermes’ employees and to determine the annual total compensation of Federated Hermes’ median employee and Federated Hermes’ CEO, Federated Hermes took the following steps:
Federated Hermes selected December 31, 2024, which is within the last three months of 2024, as the date used to identify Federated Hermes’ median employee because it enabled Federated Hermes to make such identification in an efficient and reasonable manner.
Federated Hermes determined that, as of December 31, 2024, Federated Hermes had 2,072 employees, with 1,489 employees in the U.S. and 583 employees outside of the U.S. in the United Kingdom (539), Singapore (16), Ireland (8), Germany (7), Japan (2), Spain (2), Australia (3), Canada (1), Denmark (1), Italy (1), Norway (1), and Switzerland (2). For purposes of identifying the employee with the median annual compensation of all of Federated Hermes’ employees, Federated Hermes considered all of its employee population, including permanent employees and temporary or seasonal employees. Federated Hermes annualized the total compensation of the permanent employees who did not work for Federated Hermes during the entire 2024 fiscal year. The annual total compensation Federated Hermes used to identify the employee with the median total compensation includes all earnings reported for Federated Hermes’ U.S. employees on Form W-2 to the Internal Revenue Service for 2024 and internal human resources compensation records for non-U.S. employees in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in median annual total compensation of $119,732. The employee with the median total compensation did not receive any equity awards. The total compensation for Federated Hermes’ CEO is based upon his total compensation for 2024 as reported in the 2024 Summary Compensation Table in this Information Statement.
Pay Versus Performance Disclosure
Pay Versus Performance Tabular Disclosure
The following table sets forth information concerning, among other things, the compensation actually paid (CAP) to Federated Hermes’ principal executive officer (PEO) and each of the other named executive officers (NEOs) for the years ended December 31, 2024, 2023, 2022, 2021 and 2020.

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($) (1)(2)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ in thousands)	Operating Profits ($ in thousands) (3)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)
2024	7,044,500	7,724,005	5,422,763	6,681,152	161	191	268,314	269,600
2023	6,307,040	6,145,052	4,840,398	4,473,720	124	145	298,980	237,447
2022	4,736,104	4,402,100	5,003,601	4,679,358	129	126	239,496	189,810
2021	6,491,866	7,660,696	4,938,262	6,887,138	130	157	270,293	212,487
2020	6,118,509	5,687,697	5,278,725	4,765,464	96	116	326,364	247,411
1.    To calculate CAP, the following amounts were deducted from or added to the Summary Compensation Table (SCT) total compensation:

PEO SCT Total to CAP Reconciliation:

Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)	Stock Awards	Other Compensation ($) (i)	SCT Total ($)	Additions to (Deductions from) SCT Stock Awards Total ($) (ii)	CAP ($)
2024	787,500	3,395,000	2,242,141	619,859	7,044,500	679,505	7,724,005
2023	787,500	3,010,000	1,918,898	590,642	6,307,040	(161,988)	6,145,052
2022	787,500	2,730,000	705,893	512,711	4,736,104	(334,004)	4,402,100
2021	787,500	2,800,000	2,294,121	610,245	6,491,866	1,168,830	7,660,696
2020	787,500	3,150,000	1,482,362	698,647	6,118,509	(430,812)	5,687,697
Average Non-PEO NEOs SCT Total to CAP Reconciliation:

Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)	Stock Awards	Other Compensation ($) (i)	SCT Total ($)	Additions to (Deductions from) SCT Stock Awards Total ($) (ii)	CAP ($)
2024	647,500	2,937,500	1,258,296	579,467	5,422,763	1,258,389	6,681,152
2023	631,406	2,623,458	1,210,337	375,197	4,840,398	(366,678)	4,473,720
2022	663,250	2,465,000	1,472,477	402,874	5,003,601	(324,243)	4,679,358
2021	663,250	2,206,875	1,631,496	436,640	4,938,262	1,948,877	6,887,138
2020	663,250	2,373,750	1,607,378	634,346	5,278,725	(513,261)	4,765,464
(i)    Reflects “all other compensation” reported in the SCT for each year shown.
(ii)    Represents the net adjustments to reflect the change in fair value of outstanding stock awards for each respective year, which is required to be included in the calculation of CAP. The adjustments for fiscal year 2024 are further detailed in the supplemental tables below. Federated Hermes did not report a change in pension value for any of the years reflected in the table; therefore, an addition/deduction from the SCT total related to pension value is not needed.
PEO Equity Component of CAP for Fiscal Year (FY) 2024:

Equity Type	Change in Fair Value of Current Year Stock Awards at 12/31/2024 $ (a)	Change in Fair Value of Prior Years’ Stock Awards Unvested at 12/31/2024 $ (b)	Change in Fair Value of Prior Years’ Stock Awards That Vested in FY2024 $ (c)	Net Adjustment to Grant Date Fair Value of Stock Awards Disclosed in SCT $ (d) = (a) + (b) + (c)
Restricted Stock	192,638	345,513	141,354	679,505
Average Non-PEO Equity Component of CAP for FY2024:

Equity Type	Change in Fair Value of Current Year Stock Awards at 12/31/2024 $ (a)	Change in Fair Value of Prior Years’ Stock Awards Unvested at 12/31/2024 $ (b)	Change in Fair Value of Prior Years’ Stock Awards That Vested in FY2024 $ (c)	Net Adjustment to Grant Date Fair Value of Stock Awards Disclosed in SCT $ (d) = (a) + (b) + (c)
Restricted Stock	55,167	1,008,328	194,894	1,258,389

2.    The non-PEO NEOs reflected in these columns represent the applicable individuals who served as non-PEO NEOs in each of the years shown, as reflected in the 2024 Summary Compensation Table.
3.    Operating Profits is defined as the total revenue less distributions to non-controlling (minority) interests and less total expenses (including net non-operating income/expenses and income taxes and excluding amortization of intangibles, impairment losses and debt expenses) as reflected in Federated Hermes’ unaudited financial statements for the first nine months of each year.
Tabular Disclosure of Most Important Performance Measures
The seven items listed below represent the most important metrics Federated Hermes used to determine CAP for 2024 as further described in our Compensation Discussion and Analysis within the section titled “Compensation Philosophy and Objectives."

Most Important Performance Measure
•Operating Profits
•Assets Under Management
•Gross Offering Sales
•Net Offering Sales
•Total Revenue
•Net Income
•Net Income Per Diluted Share
Comparative Disclosure
TSR: Federated Hermes versus Peer Group
The chart below shows Federated Hermes’ 5-year cumulative Total Shareholder Return (TSR) as compared to that of the S&P 1500 Asset Management & Custody Banks Index (the S&P 1500 Index). The chart assumes that the value of the investment in Federated Hermes’ Class B common stock and the S&P 1500 Index was $100 on December 31, 2019. Total return includes reinvestment of all dividends. The historical information set forth below is not necessarily indicative of future performance. Federated Hermes does not make or endorse any predictions as to future stock performance.

CAP versus TSR
The chart below shows the relationship between Federated Hermes’ TSR and the CAP amounts for the PEO and other NEOs. The fluctuations in the CAP in each year from 2020 to 2024 are primarily driven by changes in Federated Hermes’ stock price in those years, and the associated change in fair value of outstanding stock awards for each respective year, which s required to be included in the calculation of CAP.

CAP versus Net Income
The chart below shows the relationship between Federated Hermes’ net income and the CAP amounts for the PEO and other NEOs.

CAP vs. Net Income
Compensation Actually Paid $000s
Net Income $000s
$10,000
$8,000
$6,000
$4,000
$2,000
$-
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
$5,688
$4,765
$326,364
$7,661
$6,887
$270,293
$4,402
$4,679
$239,496
$6,145
$4,474
$298,980
$7,724
$6,681
$268,314
2020
2021
2022
2023
2024
CAP to PEO
Average CAP to Non-PEO NEOs
Net Income

CAP versus Federated Hermes-Selected Measure (Operating Profits)
The chart below shows the relationship between Federated Hermes’ selected measure, operating profits, and the CAP amounts for the PEO and other NEOs.
Policies and Practices Related to the Timing of Awards of Options
While options on Federated Hermes’ Class B Common Stock may be awarded under Federated Hermes’ Stock Incentive Plan, Federated Hermes does not currently award options on Federated Hermes’ Class B Common Stock as a component of compensation for either its directors or executive officers, and no options were outstanding as of December 31, 2024. If Federated Hermes’ Board would decide to include options as a component of director or executive officer compensation, options to directors would generally be approved in April of each year, and options to executive officers would generally be approved in November of each year. Any exercise of an option would be subject to the provisions in Federated Hermes’ Code of Business Conduct and Ethics and Trading Policy concerning engaging in transactions involving Federated Hermes’ Class B Common Stock while a director or executive officer is in possession of material non-public information concerning Federated Hermes. While an option may be approved by the Board during a closed or blackout period in which transactions in Federated Hermes stock are subject to restrictions, an option would not be granted until material non-public information is disclosed publicly by Federated Hermes.
Employment Agreements and Change-of-Control Agreement
On December 28, 1990, Mr. John B. Fisher entered into an employment agreement (the Fisher Employment Agreement) with Federated Investors, a predecessor of Federated Hermes, in connection with his employment by Federated Investors as an officer and employee. The Fisher Employment Agreement is still in effect. Under the terms of the Fisher Employment Agreement, Mr. Fisher is subject to certain restrictions with regard to confidentiality and competition. Mr. Fisher is not permitted to disclose confidential information that he receives in the course of or as a result of his employment. Additionally, upon termination of his employment, Mr. Fisher is prohibited from directly or indirectly competing with Federated Hermes for a period of two years. Furthermore, upon termination of his employment, Mr. Fisher has agreed not to directly or indirectly solicit employees of Federated Hermes to terminate their employment or contractual relations with Federated Hermes.
On October 22, 1990, Mr. Uhlman entered into an employment agreement (the Uhlman Employment Agreement) with Federated Securities Corp., a wholly-owned subsidiary of Federated Hermes, in connection with his employment by Federated Securities Corp. as a sales representative. The Uhlman Employment Agreement is still in effect. Under the terms of the Uhlman Employment Agreement, Mr. Uhlman is subject to certain restrictions with regard to confidentiality and competition. Mr. Uhlman is not permitted to disclose confidential information he receives in the course of or as a result of his employment. Additionally, upon termination of his employment, Mr. Uhlman is prohibited from directly or indirectly competing with Federated Hermes in connection with the sale of shares of money market funds or any other securities or other offerings and services which may be competitive for a period of two years. Furthermore, upon termination of his employment, Mr. Uhlman has agreed not to directly or indirectly solicit employees of Federated Hermes to terminate their employment or contractual relations with Federated Hermes.
The only agreement Federated Hermes currently has in place with a Named Executive Officer that contains a change-of-control provision is a 2016 Restricted Stock Award Agreement entered into with Mr. Paul A. Uhlman on June 15, 2016 (the 2016 Restricted Stock Award Agreement), under the Stock Incentive Plan pursuant to which Mr. Uhlman received a total of 50,000 shares of Restricted Stock. Under the terms of the 2016 Restricted Stock Award Agreement, the shares awarded vest over a ten-year period with restrictions lapsing on fifty percent of the award on each of approximately the award’s fifth- and tenth- year anniversaries, respectively. In certain circumstances where there is a change-of-control (as described below), the vesting of the shares is accelerated. For this accelerated vesting to occur: (a) there must be a change in ownership of fifty-one percent or greater of the Class A Common Stock of Federated Hermes; and (b) one of the following must occur (i) Mr. Uhlman’s employment agreement is terminated other than “for cause” (as defined in the 2016 Restricted Stock Award Agreement) by Federated Hermes or its successor during the six-month period before or the first two-year period following a change in ownership or (ii) a constructive termination (as defined in the 2016 Restricted Stock Award Agreement) occurs prior to the occurrence of events which would permit a termination “for cause” during the first two-year period following a change in ownership. If this “double-trigger” provision is satisfied, then any portion of the award not vested will fully vest. Assuming that the aforementioned events occurred on December 31, 2024, thereby satisfying the “double-trigger” provision, the shares of Restricted Stock awarded to Mr. Uhlman pursuant to the 2016 Restricted Stock Award Agreement that were not vested would have become fully vested with an approximate value of $719,425 which would include $52,500 Mr. Uhlman paid for his shares. Such events, however, did not occur.
RELATED PERSON TRANSACTIONS
Review, Approval or Ratification of Transactions with Related Persons
In 2022, Federated Hermes’ Board adopted the RPT Policy governing the review, approval or ratification of transactions with related persons. Under the RPT Policy, the Company’s CLO or General Counsel is responsible for determining whether a transaction between Federated Hermes and a Related Person (as defined below) constitutes a Related Person Transaction (as defined below). This determination is based on a review of all facts and circumstances regarding the transaction, as well as information provided in the annual director and executive officer questionnaires and quarterly related party certifications. Upon determination that a transaction is a Related Person Transaction that has not been approved by the full Board, the material facts regarding the transaction are to be reported to the applicable Board committee for its review. The Compensation Committee is responsible for reviewing Related Person Transactions involving the payment of compensation to a Related Person who is an employee of the Company, and the Audit Committee is responsible for all other Related Person Transactions. The applicable committee then determines whether to approve, revise, reject, or take other action with respect to the related person transaction.
Under the RPT Policy, a “Related Person Transaction” is generally a transaction in which Federated Hermes or a subsidiary is a participant, the amount involved exceeds $120,000, and a Related Person has a direct or indirect material interest. A “Related Person” is generally any person who is a director or executive officer of Federated Hermes, any nominee for director, any shareholder known to Federated Hermes to be the beneficial owner of more than 5% of any class of Federated Hermes’ voting securities, and any immediate family member (as defined by the SEC) of any of the foregoing persons.
Under the RPT Policy, and consistent with the definition of “Related Person Transaction” under Item 404 of Regulation S-K, the following transactions or proposed transactions are deemed to be automatically pre-approved and do not need to be brought to the Audit Committee or Compensation Committee, as applicable, for approval, even if the aggregate amount involved exceeds $120,000:
(1)transactions (or proposed transactions) involving compensation (e.g., base salary, bonus, restricted stock, benefits, etc.) paid or made available by Federated Hermes to an executive officer solely with respect to his or her employment relationship with Federated Hermes;
(2)transactions (or proposed transactions) involving compensation (including director fees, stock, etc.) or benefits paid or made available to a director solely for service as a director of Federated Hermes;
(3)transactions (or proposed transactions) involving compensation (e.g., base salary, bonus, restricted stock, benefits, etc.) paid or made available to any related party who is an employee of Federated Hermes, and any adjustments to such related party’s compensation, that is determined in accordance with Federated Hermes’ normal compensation policies, procedures and practices;

(4)transactions (or proposed transactions) with another entity on arms-length competitive business terms in which the only relationship of a director or immediate family member of a director is as an employee or executive officer, a director, or a beneficial owner of less than 10% of that company’s shares, provided that the amount involved does not exceed the greater of $1,000,000 or 2% of the other company’s total annual revenues;
(5)any (a) charitable contribution (or proposed charitable contribution) to the Federated Investors, Inc. Foundation, provided that such contribution is reported to the Audit Committee or the Board, either in advance or subsequently, and (b) charitable contributions, grants, or endowments (or proposed charitable contributions, grants or endowments) by Federated Hermes or any other charitable organization, foundation, or university in which a related party’s only relationship is as an employee or a director or trustee, if the aggregate amount involved under clause (b) does not exceed the greater of $1,000,000 or 2% of the recipient’s consolidated gross revenue;
(6)transactions (or proposed transactions) with a related party involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture, or similar services;
(7)transactions (or proposed transactions) with a related party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;
(8)transactions (or proposed transactions) where the related party’s interest arises solely from the ownership of Federated Hermes shares and all holders of Federated Hermes’ shares received the same benefit on a pro rata basis (e.g., dividends); and
(9)transactions (or proposed transactions) with a related party if the aggregate amount involved does not exceed $120,000 since the beginning of Federated Hermes’ last fiscal year.
The RPT Policy does not limit or affect the application of Federated Hermes’ conflict of interest policies and procedures, including Federated Hermes’ Code of Business Conduct and Ethics.
Transactions with Related Persons
Consistent with the RPT Policy and the Compensation Committee’s Charter, the Compensation Committee reviews and makes determinations regarding any related party transactions involving Federated Hermes that involve the compensation of a related party who is an employee of Federated Hermes consistent with NYSE Rules. The Compensation Committee has reviewed any related party transactions involving compensation (e.g., base salary, bonus, restricted stock, benefits, etc.) paid to any related party who is an employee of the Company for potential conflicts of interest and determined that any such transactions are not inconsistent with the interests of the Company and its Shareholders. During 2024, Mr. Richard H. Donahue, son of Mr. Thomas R. Donahue, Chief Financial Officer of Federated Hermes, was employed by Federated Hermes as a Director Corporate Budgeting and FP&A Sales. Mr. Richard H. Donahue was provided compensation in the amount of approximately two hundred ten thousand dollars and received a Periodic Restricted Stock award with a grant date fair value of one hundred fifty-six thousand six hundred forty dollars, which equaled the closing price of $42.16 for Federated Hermes Class B Common Stock on the NYSE as of November 18, 2024 minus the $3.00 per share purchase price multiplied by 4,000 shares.
CONFLICT OF INTEREST POLICIES AND PROCEDURES
Federated Hermes maintains a Code of Business Conduct and Ethics (the Code). The Code applies to each director, officer and employee of Federated Hermes (each a Covered Person). The Code specifically addresses a variety of conflicts of interest, including transactions with related persons. The Code also sets forth guidance for Covered Persons with regard to general conflict of interest scenarios where an individual’s private interests interfere in any way with the interests of Federated Hermes as a whole. Federated Hermes relies on the integrity and undivided loyalty of Covered Persons to maintain the highest level of objectivity in performing their duties.
Covered Persons are expected to avoid any situation in which personal interests conflict, or have the appearance of conflicting, with those of Federated Hermes. Covered Persons are responsible for avoiding any misconduct or perceived conflicts of interest. Accordingly, employees are expected to use prudent behavior and discretion in all transactions and relationships and are required to make prompt and complete disclosure of any possible or probable conflict of interest to their direct supervisor or manager, human resources, or Federated Hermes’ Internal Compliance Committees, as described below. Non-employee or independent directors are also expected to make appropriate disclosures to the Board and to take appropriate steps to recuse themselves from Board decisions with respect to transactions or other matters involving Federated Hermes as to which they are interested parties or with respect to which a real or apparent conflict of interest exists. As a general rule, Covered Persons should never receive a payment or anything of value in exchange for a decision involving Federated Hermes’

business, with limited exceptions for token gifts of nominal value. Additionally, Covered Persons generally may not have any direct or indirect financial interest in, or any business relationship with, a person or entity that does business with Federated Hermes or is a competitor of Federated Hermes. If a Covered Person has a direct or indirect financial interest in, or business relationship with, a person or entity that does business with Federated Hermes, disclosure must be made to the Federated Hermes Committee or FHL Committee, Audit Committee or the Board, as required by the Code. A decision is then made as to whether a conflict exists, has been mitigated or does not exist, and restrictions may be imposed. This policy does not apply to an arms-length purchase of goods or services for personal or family use or to the ownership of less than five percent of the shares of a publicly traded company. Other arms-length business relationships with Federated Hermes and/or the Federated Hermes funds may be permissible provided such business relationships are disclosed to, reviewed and approved by the applicable Federated Hermes Internal Compliance Committee (as detailed below).
In addition, any transaction that constitutes a related party transaction that is required to be disclosed by Federated Hermes as required by the NYSE Rules and Item 404 of Regulation S-K must be reviewed by (1) the Compensation Committee if the related party transaction involves Federated Hermes and the compensation of a related party who is an employee, and (2) the Audit Committee for all other related party transactions involving Federated Hermes, as required by the NYSE Rules. All such related party transactions are subject to oversight and evaluation for potential conflicts of interest by the Compensation Committee or Audit Committee, as applicable. Consistent with the RPT Policy, the appropriate Committee charter and NYSE Rules, the appropriate Committee will review such a related party transaction and has the authority to prohibit any such related party transaction, or subsequently determine that any such related party transaction should not be permitted to continue, if such Committee determines that any such related party transaction is inconsistent with the interests of Federated Hermes and its Shareholders.
Furthermore, Covered Persons should not engage in outside jobs or activities that compete with Federated Hermes in any way. Except in certain limited circumstances, any employee who is invited to join the board of directors or to serve as an officer of another organization must obtain the approval of the applicable Federated Hermes Internal Compliance Committee. The Code requires directors who are invited to serve on other boards to promptly notify Federated Hermes’ Chief Executive Officer and Chairman.
The Code is administered by the Internal Compliance Committees (i.e., the Federated Hermes Committee and the FHL Committee). The Federated Hermes Committee is chaired by Federated Hermes’ CCO and composed of the General Counsel, the CRO and the CAE. The FHL Committee is chaired by FHL’s Chief Regulatory Officer, and includes other business and governance leaders at FHL. The FHL Committee provides information to the Federated Hermes Committee, and the Federated Hermes Committee apprises the CLO of any significant compliance matters. As previously discussed, the Code requires Covered Persons to disclose to the applicable Internal Compliance Committee any personal activities or financial interests that could negatively influence, or give the appearance of negatively influencing, their judgment or decisions. The Internal Compliance Committees then determine if there is a conflict and, if so, how to resolve or mitigate it without compromising the interests of Federated Hermes, the Federated Hermes funds or other accounts, as applicable. When necessary, the FHL Internal Compliance Committee reports matters to the Federated Hermes Internal Compliance Committee and the Federated Hermes Internal Compliance Committee will bring matters to Federated Hermes’ CLO, senior staff or the Board for final resolution.
Any transactions disclosed above were reviewed and approved in accordance with the Code.
A written copy of the Code is available on Federated Hermes’ website at FederatedHermes.com by first clicking on "For investors in North America" and then “About” followed by “Corporate Governance.” The information contained on, or accessible through, our website is not part of, or incorporated by reference in, this Information Statement.

SECURITY OWNERSHIP
Class A Common Stock
The following table sets forth certain information regarding beneficial ownership of Federated Hermes’ Class A Common Stock by each person who is known by Federated Hermes to own beneficially more than five percent of the outstanding shares of Class A Common Stock as of March 1, 2025.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
Voting Shares Irrevocable Trust dated May 31, 1989	9,000	100.0%
c/o The Beechwood Company Suite 720 1001 Liberty Avenue Pittsburgh, Pennsylvania 15222-3714
All of the outstanding shares of Class A Common Stock are held by the Voting Trust, the trustees of which are Mr. J. Christopher Donahue, Federated Hermes’ President and Chief Executive Officer and Chairman of the Board, Mr. Thomas R. Donahue, Federated Hermes’ Vice President, Treasurer, and Chief Financial Officer, and a member of the Board, and Mrs. Ann C. Donahue, the wife of Mr. J. Christopher Donahue, for the benefit of certain members of the Donahue family. Under the terms of the Voting Trust, the trustees are authorized to vote shares held by the Voting Trust and the trustees additionally may sell, transfer or otherwise dispose of shares owned by the Voting Trust. The entire voting power of Federated Hermes is vested in the holder of the outstanding shares of Class A Common Stock, except as otherwise provided in the Restated Articles of Incorporation of Federated Hermes or as required by applicable law. The address for the trustees of the Voting Trust is the same address shown in the above table.
Class B Common Stock
The following table sets forth certain information regarding beneficial ownership of Federated Hermes’ Class B Common Stock as of March 1, 2025, by (i) each of the current directors of Federated Hermes, (ii) the Named Executive Officers of Federated Hermes, and (iii) all executive officers and current directors of Federated Hermes as a group. As of March 1, 2025, there were 81,061,837 shares of Class B Common Stock outstanding.

Name of Beneficial Owner	Shares Beneficially Owned (1)(2)	Percent of Class

J. Christopher Donahue	382,306	*
Thomas R. Donahue (3)	1,130,571	1.4%
John B. Fisher (4)	493,253	*
Peter J. Germain	211,731	*
Paul A. Uhlman	310,767	*
Joseph C. Bartolacci	18,050	*
Karen L. Hanlon	2,400	*
Marie Milie Jones	23,550	*

All executive officers and current directors as a group	3,057,851	3.8%
(13 persons)
*    Less than 1%.
(1)Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Unless stated below, each such person has sole voting and investment power with respect to all such shares.
(2)Does not include an aggregate of 30,654 shares of Class B Common Stock allocated to the accounts of directors and executive officers who are participants in the Federated Hermes, Inc. Profit Sharing/401(k) Plan.

(3)Includes 8,095 shares owned by Mrs. Frances L. Donahue; 19,199 shares owned by The Thomas R. and Frances L. Donahue Grantor Dynasty Trust; 27,544 shares owned by The Fran L. Donahue Grantor Trust; 37,544 shares owned by The Thomas R. Donahue Grantor Trust; 2,000 shares owned by Maxfund, Inc., of which Mr. Thomas R. Donahue is a shareholder; 421,690 shares owned by Maxfund Partners, L.P., a limited partnership of which Maxfund, Inc. is the general partner, Mr. Thomas R. Donahue is a shareholder of Maxfund, Inc. (Mr. Thomas R. Donahue disclaims beneficial ownership of approximately 405,872 shares owned by the Maxfund Partners, L.P.); 300 shares owned by the Trust Agreement of Henry J. Lombard FBO Henry G. Lombard for which Mrs. Frances L. Donahue is trustee (Mr. Thomas R. Donahue disclaims beneficial ownership of all 300 shares owned by the trust); and 50,000 shares owned by a family trust, for which Mr. Thomas R. Donahue is a trustee (Mr. Thomas R. Donahue disclaims beneficial ownership of all 50,000 shares owned by the family trust).
(4)Includes 40,000 shares held by Rosewood Limited Partnership, a limited partnership of which Mr. John B. Fisher is a general partner. Mr. John B. Fisher disclaims beneficial ownership of all shares in which he does not have a pecuniary interest.
Delinquent Section 16(a) Reports
Based on a review of any Forms 3 and 4 (and amendments) furnished to Federated Hermes during, and Forms 5 (and amendments) furnished to Federated Hermes with respect to, the fiscal year ended December 31, 2024, or written representations from the reporting persons, Federated Hermes believes that all reports required by Section 16(a) of the Exchange Act during the fiscal year were timely filed.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ernst & Young LLP served as the independent registered public accounting firm for Federated Hermes for 2024 and continues to serve as the independent registered public accounting firm for Federated Hermes. Representatives of Ernst & Young LLP will be present at the Annual Meeting via teleconference, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
The following fees are for services rendered by Ernst & Young LLP for the audit of Federated Hermes’ financial statements for the fiscal years ended December 31, 2024 and December 31, 2023, the audit of internal control over financial reporting for the fiscal years ended December 31, 2024 and December 31, 2023, the review of the financial statements in Federated Hermes’ Forms 10-Q for the fiscal years ended December 31, 2024 and December 31, 2023, and other billings for services rendered to Federated Hermes:

	2024	2023
Audit Fees:	$7,041,462	$6,450,975
Fees for audit of consolidated financial statements, quarterly reviews, audit of internal control over financial reporting, statutory audits of certain subsidiaries, and other significant transactions.
Audit-Related Fees:	$442,286	$454,248
Regulatory audits of certain subsidiaries.
Tax Fees:	$320,269	$305,933
Fees for international tax compliance, tax advice and tax planning services.
All Other Fees:	$3,600	$3,600
Fees for other services include online research tools.
AUDIT COMMITTEE PRE-APPROVAL/PRE-CONCURRENCE POLICIES AND PROCEDURES
The Audit Committee has adopted a policy for pre-approval of all audit, audit-related, tax and other services, classified as All Other Services, to be performed by Federated Hermes’ independent registered public accounting firm, subject to the de minimis exception for non-audit services described in Section 10A(i)(1) subparagraph (B) of the Exchange Act. The policy was adopted in order to ensure that the provision of these services does not impair the auditor’s independence. The policy also requires the Audit Committee, as mandated by the International Ethics Standards Board for Accountants International Code of Ethics Section 600, to pre-concur with the independence conclusions made by the independent registered public accounting firm with respect to the provision of non-audit services to Federated Hermes, the Board, or any entity that is controlled directly or indirectly by Federated Hermes.
The Audit Committee annually, or more frequently (if necessary), reviews and pre-approves/pre-concurs (as applicable, "pre-approves") the services that may be provided by the independent registered public accounting firm. Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. The Audit Committee will revise the list of general pre-approved services from time to time, based upon subsequent determinations. The term of the general pre-approval is twelve months from the date of pre-approval, unless specifically provided otherwise. The Audit Committee will waive the pre-approval requirement with respect to the provision of non-audit services if: (1) the aggregate amount of all such non-audit services provided constitutes not more than five percent of the total amount of fees paid by Federated Hermes to its independent registered public accounting firm during the fiscal year in which the services are provided; (2) such services were not recognized by Federated Hermes at the time of engagement of the independent registered public accounting firm to be non-audit services; and (3) such services are promptly brought to the attention of the Audit Committee (or its delegate) and approved prior to the completion of the audit. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee. The Chair of the Audit Committee reports any pre-approval decisions to the Audit Committee at its scheduled meetings. All fees paid to Ernst & Young LLP for the fiscal years ended December 31, 2024 and December 31, 2023 were pre-approved by the Audit Committee in accordance with this policy.
SHAREHOLDERS SHARING THE SAME ADDRESS
Federated Hermes has adopted a procedure called “householding”, which has been approved by the SEC. Under this procedure, Federated Hermes will deliver only one copy of its 2024 Annual Report and this Information Statement to multiple Shareholders who share the same address and last name unless contrary instructions have been received from an affected Shareholder. Federated Hermes will deliver promptly upon written or oral request a separate copy of the 2024 Annual Report and this Information Statement to any Shareholder at a shared address to which a single copy of either of these documents was delivered. To receive a separate copy of the 2024 Annual Report or this Information Statement, please contact: Corporate Communications, Federated Hermes, Inc., 1001 Liberty Avenue, Pittsburgh, PA 15222-3779 or call 1-800-341-7400.
If you are a Shareholder, share an address and last name with one or more other Shareholders and would like to revoke your householding consent, or you are a Shareholder and are eligible for householding and would like to participate in householding, please contact: Broadridge, ATTN: Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or call 1-866-540-7095.

Federated Hermes, Inc.
1001 Liberty Avenue
Pittsburgh, PA 15222-3779
1-800-341-7400
FederatedHermes.com/us